UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Under Rule 14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

FRONTIER COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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401 Merritt 7, Norwalk, CT 06851 (203) 614-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Time, on Wednesday, May 11, 2016

Location:	Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut

Items of Business:	• To elect 11 directors;

• To consider and vote upon an advisory proposal to approve executive compensation;

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2016; and

• To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Record Date:	Stockholders of record at the close of business on March 14, 2016 are entitled to vote at the meeting or any adjournments or postponements thereof.

Your vote is very important. On or about March 31, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the Notice). The Notice includes instructions on how to access our Proxy Statement and 2015 Annual Report and vote online. Stockholders who received a printed copy of our proxy materials may also vote by mail by signing, dating and returning the proxy card in the envelope provided. Voting now will not limit your right to change your vote or attend the meeting.

By Order of the Board of Directors

Mark D. Nielsen

Executive Vice President, General Counsel and Secretary

March 31, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 11, 2016.

The Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Corporation. You should read the entire Proxy Statement carefully before voting.

2016 Annual Meeting

Date May 11, 2016	Time 10:00 a.m., Eastern Time
Record Date March 14, 2016	Location Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut

Meeting Agenda and Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more information)
Item 1– Election of Directors	FOR each nominee	12
Item 2– Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	53
Item 3– Ratification of Selection of Independent Registered Public Accounting Firm	FOR	57

Director Nominees

Name/Age*	Independent	Director Since	Occupation/Career Highlights	Committee Membership
Leroy T. Barnes, Jr., 64	Yes	2005	Retired, Vice President and Treasurer, PG&E Corp.	Audit Retirement Plan (Chair)
Peter C.B. Bynoe, 65	Yes	2007	Managing Director, Equity Group Investments	Compensation Nom. and Corp. Gov. (Chair)
Diana S. Ferguson, 52	Yes	2014	Principal, Scarlett Investments, LLC	Audit Nom. and Corp. Gov.
Edward Fraioli, 69	Yes	2010	Retired, Partner, Ernst & Young	Audit (Chair) Retirement Plan
Daniel J. McCarthy, 51	No	2014	President and CEO, Frontier Communications
Pamela D.A. Reeve (Chairman), 66	Yes	2010	Retired, President and CEO, Lightbridge, Inc.
Virginia P. Ruesterholz, 54	Yes	2013	Retired, Executive Vice President, Verizon Communications	Compensation (Chair) Retirement Plan
Howard L. Schrott, 61	Yes	2005	Principal, Schrott Consulting	Audit Nom. and Corp. Gov.
Larraine D. Segil, 67	Yes	2005	CEO, Larraine Segil Inc.	Compensation Retirement Plan
Mark Shapiro, 46	Yes	2010	Chief Content Officer, WME/IMG	Nom. and Corp. Gov.
Myron A. Wick, III, 72	Yes	2005	Retired, Director General, Hola Television Group	Compensation Retirement Plan
*	Age is as of the date of the Annual Meeting.

All of our directors attended over 75% of the meetings of the Board and committees on which they served in 2015.

Frontier Communications Corporation	1	2016 Proxy Statement

PROXY SUMMARY

Board Characteristics

We believe that diversity in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board.

Corporate Governance Highlights

The Board is committed to exercising good corporate governance practices. This includes:

✓	All of our directors (other than our CEO) are independent

✓	An independent Chairman of the Board with extensive duties

✓	Each standing committee is composed exclusively of independent directors

✓	Annual elections of all directors (not a staggered Board)

✓	Frequent executive sessions of independent directors

✓	Majority voting for our director elections

✓	Stock ownership guidelines for executive officers and non-management directors

✓	Annual Board and committee self-evaluations

✓	A robust clawback policy

2015 Highlights

Frontier continued its track record of solid execution in 2015. Notably:

•

We added approximately 102,000 net broadband subscribers, an increase of approximately 4%, which contributed to our improved revenue performance for data and Internet services. This was Frontier’s third consecutive year of broadband additions in excess of 100,000.

•

We had ample capital to invest in and enhance our competitive infrastructure while at the same time sustain our dividend. In 2015, we paid $456 million in common stock dividends and $120 million in preferred stock dividends.

•

We completed the integration of the Connecticut wireline properties that we acquired from AT&T Inc. in October 2014. As a result of that transaction, we now own and operate a wireline broadband, voice and video business and statewide fiber network that provides services to customers in Connecticut.

Frontier Communications Corporation	2	2016 Proxy Statement

PROXY SUMMARY

•

In February 2015, we entered into an agreement with Verizon Communications Inc. to acquire Verizon’s wireline properties in California, Texas and Florida, for a purchase price of $10.54 billion in cash, which will allow us to provide services to residential, commercial and wholesale customers in those areas (the California, Texas and Florida Acquisition). Throughout 2015, we worked to achieve key milestones to close the California, Texas and Florida Acquisition in a timely manner, including:

•

A capital raise to finance the California, Texas and Florida Acquisition, consisting of the issuance of $2.75 billion in common and preferred stock, a $1.5 billion senior secured term loan facility and a $6.6 billion private debt offering; and

•	The receipt of all necessary regulatory approvals from the FCC, the Public Utilities Commission of Texas and the California Public Utilities Commission.

The California, Texas and Florida Acquisition furthers three critical objectives for Frontier: to be a driving force in states with growing populations, to transform our revenue mix and to focus on our core competencies.

We will have closed the California, Texas and Florida Acquisition on April 1, 2016, resulting in:

An estimated 2.1 million new broadband connections and 3.3 million new voice connections	Over half of the acquired network is FiOS® enabled, the product of substantial capital investments by Verizon	The addition of approximately 9,400 employees	An expanded footprint in key markets

•	We successfully completed our multi-year internal succession plan, pursuant to which:

•	Daniel J. McCarthy, who had been our President and Chief Operating Officer, became our President and Chief Executive Officer in April 2015.

•

In connection with Mr. McCarthy’s appointment, Mary Agnes Wilderotter, our long time Chairman and Chief Executive Officer, became Executive Chairman in April 2015. As planned, on March 31, 2016, Mrs. Wilderotter retired and stepped down from the Board of Directors.

•	Pamela D.A. Reeve, an independent director who had been serving as our Lead Director, was appointed Chairman, effective April 1, 2016.

Frontier Communications Corporation	3	2016 Proxy Statement

PROXY SUMMARY

Executive Compensation

Our Compensation Committee sets executive compensation each year based upon the following philosophy:

Establish clear alignment between the interests of our executives and those of our stockholders by rewarding performance measured by key financial metrics, strategic objectives and relative total shareholder return, and through the use of equity awards, rather than cash, as a significant component of annual compensation.

Reinforce our performance culture for our Named Executive Officers (NEOs) by making a majority of their compensation at risk, i.e., contingent upon achievement of specified company and individual performance goals.

Hire and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business.

Ensure company goals are fully aligned throughout the organization. Each year, we establish company-wide goals to achieve Frontier’s business plan for the year. Our NEOs are compensated to the extent they are successful in leading Frontier to achieve these goals for each year.

Our executive compensation for fiscal 2015 performance consisted of four components: base salary, annual cash bonus opportunity, restricted stock awards and performance share awards. Of these components, only base salary represents fixed compensation. Each of the other components is dependent upon Frontier’s financial, operating and relative total shareholder return performance as well as the performance of the individual executive.

94.7% of the votes cast on our 2015 Say-On-Pay proposal were in favor of our executive compensation program.

For additional information about our executive compensation practices, see our “Compensation Discussion and Analysis” on page 26.

Frontier believes that our compensation program is a sound reflection of our compensation philosophy and, as such, our Board recommends that stockholders vote FOR our 2016 Say-On-Pay proposal.

Frontier Communications Corporation	4	2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2016 Annual Meeting of Stockholders, which is being held on May 11, 2016, at 10:00 a.m., Eastern Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut, and at any adjournments thereof (the Annual Meeting).

What is included in our proxy materials?

Our proxy materials, which are available on the Investor Relations page of our website, www.frontier.com, include:

•	Our Notice of Annual Meeting of Stockholders;

•	Our Proxy Statement; and

•	Our 2015 Annual Report to Stockholders

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

The information on our website is not incorporated herein by reference.

How is Frontier distributing proxy materials?

Under rules adopted by the Securities and Exchange Commission (the SEC), we have elected to furnish the proxy materials to many of our stockholders via the Internet. On or about March 31, 2016, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. If you received the Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. Stockholders who do not receive the Notice will continue to receive either a paper or electronic copy of our Proxy Statement and 2015 Annual Report, which will be sent on or about April 1, 2016.

If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. We encourage you to receive all future proxy materials electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card or on the Investor Relations page of our website, www.frontier.com.

Requests for printed copies of the proxy materials can be made via the Internet at www.proxyvote.com, by telephone at 1-800-579-1639 (or, for callers without touch-tone phones, 1-866-232-3037) or by email at sendmaterial@proxyvote.com by sending a blank email with your control number (the 12 digit identifying number in the box on the Notice) in the subject line.

Frontier Communications Corporation	5	2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What matters will be voted on at the Annual Meeting?

The following matters are scheduled for vote by stockholders at the Annual Meeting:

1	Elect the 11 nominees named in this Proxy Statement to serve as directors

2	Approve, on an advisory basis, Frontier’s executive compensation

3	Ratify the selection of KPMG LLP as Frontier’s independent registered public accounting firm for 2016

4	Transact any other business that may properly be brought at the Annual Meeting or any adjournment or postponement thereof

Who can vote at our Annual Meeting?

You can vote your shares of common stock at our Annual Meeting if you were a stockholder at the close of business on March 14, 2016, the record date for our Annual Meeting. As of March 14, 2016, there were 1,172,149,199 shares of common stock outstanding, with each share entitled to one vote.

What is the quorum requirement for our Annual Meeting?

Holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

How do I vote my shares?

	If you are a stockholder of record	If you hold your shares in street name
By Internet*	www.proxyvote.com	www.proxyvote.com
By Telephone*	1-800-690-6903	If your shares are held of record in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
In Person at our Annual Meeting

*Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor attends the Annual Meeting and votes in person, his or her shares will not be voted.

Can I change my mind after I have voted?

You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at our address stated on the cover page of this Proxy Statement, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not alone constitute revocation of a proxy.

Frontier Communications Corporation	6	2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Do I hold my shares as a registered stockholder or in street name?

If your shares of common stock are owned directly in your name, as shown in the records of our transfer agent, Computershare Investor Services, you are considered a registered holder of those shares.

If your shares of common stock are held by a broker, bank or other nominee, you hold those shares in street name. Your broker, bank or other nominee will vote your shares as you direct.

If I hold my shares in street name, does my broker need instructions in order to vote my shares?

If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters, but will not have discretion to vote your shares on non-routine matters. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.

•

For the non-routine proposals of election of directors (Proposal 1) and advisory approval of our executive compensation (Proposal 2), your broker, bank or other nominee will not be able to vote without instruction from you.

•

For the routine proposal of ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal 3), your broker, bank or other nominee may vote in their discretion without instruction from you.

If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?

If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.

What vote is required for adoption or approval of each matter to be voted on, and how does the Board recommend that I vote?

Proposal	Vote Required	Board Recommendation
Election of Directors	Majority of the shares present in person or represented by proxy (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies received by our Board will be voted FOR the election of our director nominees
Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the shares present in person or represented by proxy	FOR Unless a contrary choice is specified, proxies received by our Board will be voted FOR the proposal
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016	Majority of the shares present in person or represented by proxy	FOR Unless a contrary choice is specified, proxies received by our Board will be voted FOR the ratification of the appointment

Frontier Communications Corporation	7	2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

We have adopted a policy under which, in non-contested elections, if a director fails to win a majority of votes, the director must immediately tender his or her resignation from the Board, and the Board then decides at its next regularly scheduled meeting, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation.

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	FOR, AGAINST OR ABSTAIN (for each director nominee)	Treated as a vote AGAINST the nominee	No	No effect
Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable

What is “Householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect dividend check mailings.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement and Annual Report, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43078, Providence, RI 02940-3078; by telephone: in the U.S., Puerto Rico and Canada, 1-877-770-0496; outside the U.S., Puerto Rico and Canada, 1-781-575-2382).

Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.

Who bears the cost of soliciting votes for the Annual Meeting?

We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $21,500, plus customary disbursements. Banks, brokers, other nominees, fiduciaries and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.

Frontier Communications Corporation	8	2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I contact the Transfer Agent?

Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

If by First Class Mail:

Computershare Investor Services

P.O. Box 43078

Providence, RI 02940-3078

If by Overnight Courier:

Computershare Investor Services

250 Royall Street

Canton, MA 02021-1011

website: www.computershare.com/investor

Telephone: (877) 770-0496 (in the U.S., Puerto Rico and Canada)

or (781) 575-2382 (outside the U.S., Puerto Rico and Canada)

Frontier Communications Corporation	9	2016 Proxy Statement

OWNERSHIP OF COMMON STOCK

OWNERSHIP OF COMMON STOCK

Set forth below is certain information as of March 14, 2016 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our directors and executive officers as a group. Except as otherwise stated, the business address of each person listed is c/o Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group(a)	101,390,287		8.67%
BlackRock, Inc.(b)	98,844,827		8.3%
Kathleen Q. Abernathy	821,633	(c)	*
Leroy T. Barnes, Jr.	176,110	(d)	*
Peter C.B. Bynoe	178,414	(e)	*
Diana S. Ferguson	32,441	(f)	*
Edward Fraioli	164,685	(g)	*
John M. Jureller	1,004,929	(h)	*
Daniel J. McCarthy	2,092,883	(i)	*
Cecilia K. McKenney	1,107,733	(j)	*
Mark D. Nielsen	228,203	(k)	*
Pamela D.A. Reeve	130,779	(l)	*
Virginia P. Ruesterholz	78,626	(m)	*
Howard L. Schrott	214,992	(n)	*
Larraine D. Segil	234,404	(o)	*
Mark Shapiro	230,979	(p)	*
Myron A. Wick, III	294,207	(q)	*
Mary Agnes Wilderotter	3,820,117	(r)	*
All directors and executive officers as a group (20 persons)	11,621,435	(s)	*

*	Less than 1%.

(a)	The business address of this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G filed on February 10, 2016 by The Vanguard Group, Inc. Such Schedule 13G discloses that of the shares beneficially held by Vanguard, 2,539,011 shares are beneficially held by wholly-owned subsidiaries, and that Vanguard has the sole power to vote and has shared dispositive power of such shares.

(b)	The business address of this beneficial owner is 55 East 52nd Street, New York, NY 10055. Based on a Schedule 13G filed on February 10, 2016 by BlackRock, Inc. Such Schedule 13G discloses that the shares beneficially owned by BlackRock, Inc. are held by subsidiaries of BlackRock, Inc.

(c)	Includes 287,992 restricted shares over which Ms. Abernathy has sole voting power but no dispositive power and 10,000 shares that may be acquired upon the exercise of currently exercisable stock options.

(d)	Consists of 167,730 shares that may be acquired upon the redemption of stock units and 8,380 shares held by family trust. Directors may elect to redeem stock units upon termination of service in the form of cash or shares of our common stock. See “Director Compensation,” below.

(e)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 164,564 shares that may be acquired upon the redemption of stock units.

(f)	Consists of 32,441 shares that may be acquired upon the redemption of stock units.

Frontier Communications Corporation	10	2016 Proxy Statement

OWNERSHIP OF COMMON STOCK

(g)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 134,685 shares that may be acquired upon the redemption of stock units.

(h)	Includes 624,810 restricted shares over which Mr. Jureller has sole voting power but no dispositive power.

(i)	Includes 1,160,189 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power and 18,889 shares held in a 401(k) plan.

(j)	Includes 465,850 restricted shares over which Ms. McKenney has sole voting power but no dispositive power.

(k)	Includes 190,085 restricted shares over which Mr. Nielsen has sole voting power but no dispositive power.

(l)	Includes 120,779 shares that may be acquired upon the redemption of stock units.

(m)	Consists of 78,626 shares that may be acquired upon the redemption of stock units.

(n)	Includes 209,992 shares that may be acquired upon the redemption of stock units.

(o)	Consists of 223,004 shares that may be acquired upon the redemption of stock units, 7,400 shares held in a family trust and 4,000 shares held in a retirement account by her spouse.

(p)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 120,779 shares that may be acquired upon the redemption of stock units.

(q)	Consists of 254,207 shares that may be acquired upon the redemption of stock units and 40,000 shares held by family trusts.

(r)	Includes 308,847 restricted shares over which Mrs. Wilderotter has sole voting power but no dispositive power and 3,448,120 shares held by a family trust. Does not include 599,499 restricted stock units that are deemed not to be beneficially owned by Mrs. Wilderotter.

(s)	Includes 3,501,245 restricted shares over which executive officers have sole voting power but no dispositive power, 10,000 shares that may be acquired pursuant to the exercise of currently exercisable stock options by an executive officer, 30,000 shares that may be acquired pursuant to the exercise of currently exercisable stock options by independent directors and 1,506,807 shares that may be acquired upon the redemption of stock units held by independent directors. Excludes 599,499 restricted stock units held by Mrs. Wilderotter that are deemed not to be beneficially owned by her.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that during the year ended December 31, 2015, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except as follows: due to inadvertent administrative errors, (1) an initial statement of ownership on Form 3 for John Lass was filed one day late on April 3, 2015; and (2) a Form 4 filed on November 12, 2015 for the purchase of derivative securities by Mark D. Nielsen included an incorrect purchase price of $100.00 per share, rather than $96.36 per share. An amended Form 4 containing the correct price was filed on November 20, 2015.

Frontier Communications Corporation	11	2016 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Election Process

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified. Directors are elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Nominations

Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board in accordance with our Corporate Governance Guidelines and membership guidelines adopted by our Board described under “Director Qualifications,” below.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for membership on the Board and should be directed to our Secretary at the address of our principal executive offices. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that notice be received by our Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately prior annual stockholders meeting, unless the annual meeting is moved by more than 30 days before or after the anniversary of the prior year’s annual meeting, in which case the notice must be received not less than a reasonable time, as determined by our Board, prior to the printing and mailing of proxy materials for the applicable annual meeting. The notice should include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier. See “Proposals by Stockholders” for the deadline for nominating persons for election as directors for the 2017 annual meeting of stockholders.

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. As a general rule, a non-employee director will not be renominated if he or she has served on the Board for 15 years, but the Nominating and Corporate Governance Committee may recommend to the Board for renomination a director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in the best interests of Frontier and our stockholders.

Director Qualifications

Each candidate for nomination as a director, including each person recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines and additional guidelines adopted by our Board. The additional guidelines set forth specific characteristics that each nominee must possess, set forth below.

•	A reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	Broad experience at a senior, policy-making level in business, government, education, technology or public interest.

•	The ability to provide insights and practical wisdom based on the nominee’s experience and expertise.

•	An understanding of a basic financial statement.

•	Comprehension of the role of a public company director, particularly the fiduciary obligation owed to Frontier and our stockholders.

•	Commitment to understanding Frontier and its industry and to spending the time necessary to function effectively as a director.

•	An absence of a conflict of interest (or appearance of a conflict of interest) that will impair the nominee’s ability to fulfill his or her responsibilities as a director.

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PROPOSAL 1: ELECTION OF DIRECTORS

Under the additional guidelines, the Nominating and Corporate Governance Committee also evaluates whether the background and qualifications of the directors, as a group, is diverse, and whether each individual nominee possesses a depth of experience, knowledge and ability that will enable him or her to assist the other directors in fulfilling the Board’s responsibilities to Frontier and our stockholders. Each nominee must also be willing to commit that he or she will comply with our director stock ownership guidelines.

In addition, a nominee should be “independent,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders.

Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate and enhances the effectiveness of the Board. Currently, the Board includes one or more current and/or former CEOs, CFOs, investment bankers, experts in communications, marketing and strategy, auditors and individuals of different race, gender, ethnicity and background.

Director Nominees

At the Annual Meeting, 11 nominees are to be elected and each will hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

The Board unanimously recommends that you vote FOR the election of the following director nominees:

Leroy T. Barnes, Jr. Age: 64 Independent Director Director Since: May 2005 Board Committees: Audit Retirement Plan (Chair)

Background

Prior to his retirement, Mr. Barnes was Vice President and Treasurer of PG&E Corp., a holding company for energy-based businesses (2001 to 2005) and Vice President and Treasurer of Gap Inc., a clothing retailer (1997 to 2001). Before joining Gap, he held various executive positions with Pacific Telesis Group/SBC Communications, a Regional Bell Operating Company.

Qualifications

Mr. Barnes’ experience as an executive at PG&E, Gap and Pacific Telesis, as well as his service on the boards of other public companies, allows him to contribute valuable insight in the areas of corporate finance and risk management.

Other Directorships

The McClatchy Company; Principal Funds, Inc. (three investment company directorships)

Past Directorships

Herbalife Ltd. (December 2004 to February 2015)

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PROPOSAL 1: ELECTION OF DIRECTORS

Peter C.B. Bynoe Age: 65 Independent Director Director Since: October 2007 Board Committees: Compensation Nominating and Corporate Governance (Chair)

Background

Mr. Bynoe is a Managing Director of Equity Group Investments, a private investment fund. Prior to joining Equity Group Investments in October 2014, Mr. Bynoe served as Chief Executive Officer of Rewards Network, Inc., a merchant cash advance and marketing services company (September 2013 to October 2014), and in multiple capacities, including as a partner, with Loop Capital Markets LLP, an investment bank (February 2008 to September 2013). In addition, Mr. Bynoe has been associated with the international law firm DLA Piper US LLP since March 1995, most recently as a Senior Counsel. He is also Chairman of Telemat Ltd., a business consulting firm he founded in 1982.

Qualifications

Mr. Bynoe provides the Board with extensive business, legal and public policy expertise. Mr. Bynoe has experience serving on the boards of other public companies, including as a nominating and governance committee member and chair, and as a compensation committee member and chair.

Other Directorships

Covanta Holding Corporation; Real Industry, Inc.

Diana S. Ferguson Age: 52 Independent Director Director Since: October 2014 Board Committees: Audit Nominating and Corporate Governance

Background

Ms. Ferguson has been Principal of Scarlett Investments, LLC, a firm that invests in and advises middle market businesses, since August 2013. Ms. Ferguson served as Chief Financial Officer of the Chicago Board of Education (February 2010 to May 2011) and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company, a maker of coffee products (April 2008 to November 2008), until Folgers was sold in 2008. Prior to joining Folgers, Ms. Ferguson was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc., a maker of table- top sweeteners and sweetened food products (April 2007 to March 2008). Ms. Ferguson also served as Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation (June 2006 to March 2007), and in a number of leadership positions at Sara Lee Corporation including Senior Vice President of Strategy and Corporate Development and Treasurer.

Qualifications

Ms. Ferguson’s broad experience and executive leadership allow her to provide the Board with valuable perspectives on financial, corporate and strategic matters.

Other Directorships

TreeHouse Foods, Inc.

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PROPOSAL 1: ELECTION OF DIRECTORS

Edward Fraioli Age: 69 Independent Director Director Since: July 2010 Board Committees: Audit (Chair) Retirement Plan

Background

Mr. Fraioli currently acts as a business consultant, which he has done since his retirement in July 2010. Prior to his retirement, Mr. Fraioli was a partner at Ernst & Young, a public accounting firm, since 1983. During his tenure at Ernst & Young, he served as Professional Practice Director for Ernst & Young’s Private Equity practice (2008 to July 2010), Global Vice Chairman for Independence Matters within Global Quality and Risk Management (2005 to 2008) and as lead audit partner on a number of public and global companies.

Qualifications

Mr. Fraioli’s over 35 years of accounting and business experience at Ernst & Young provide the Board with substantial expertise in the areas of public accounting, risk management and corporate finance.

Daniel J. McCarthy Age: 51 Director Since: May 2014

Background

Mr. McCarthy is the President and Chief Executive Officer of Frontier Communications Corporation and has been with Frontier since December 1990. Prior to becoming President and Chief Executive Officer in April 2015, Mr. McCarthy held other positions of responsibility at Frontier, including President and Chief Operating Officer (April 2012 to April 2015), Executive Vice President and Chief Operating Officer (January 2006 to April 2012) and Senior Vice President, Field Operations (December 2004 to December 2005). Mr. McCarthy serves as a Trustee of The Committee for Economic Development of the Conference Board, a nonprofit, nonpartisan, business-led, public policy organization, and Sacred Heart University in Fairfield, Connecticut. He is also a member of the Board of Directors of Danbury Hospital and a member of the Business Roundtable.

Qualifications

Mr. McCarthy has been with Frontier for over 25 years in positions of increasing responsibility and as such he is able to provide the Board with critical insight into our business, operations, history, industry and strategic opportunities.

Other Directorships

Constellation Brands, Inc.

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PROPOSAL 1: ELECTION OF DIRECTORS

Pamela D.A. Reeve (Chairman) Age: 66 Independent Director Director Since: July 2010

Background

From November 1989 to August 2004, Ms. Reeve held various executive positions, including President and Chief Executive Officer, and was a director at Lightbridge, Inc., a global provider of mobile business software and technology solutions. Prior to joining Lightbridge, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications

Ms. Reeve provides the Board with leadership, operational and financial expertise, particularly in the communications and technologies industries. In addition, her experience on the boards of other public companies provides the Board with important perspectives on corporate governance and risk management.

Other Directorships

American Tower Corporation; Sonus Networks, Inc.

Past Directorships

LiveWire Mobile, Inc. (1997 to November 2009)

Virginia P. Ruesterholz Age: 54 Independent Director Director Since: August 2013 Board Committee: Compensation (Chair) Retirement Plan

Background

During her 28 year career with Verizon Communications, a broadband and telecommunications company, and its predecessors, Ms. Ruesterholz held various executive positions, including Executive Vice President of Verizon Communications (January to July 2012) and President of Verizon Services Operations (2009 to 2011). Earlier she served as President of Verizon Telecom, President of Verizon Partner Solutions and President of Verizon Wholesale Markets. She also serves as Chairman of the Board of Trustees of Stevens Institute of Technology.

Qualifications

Through her substantial experience as a senior executive at Verizon, Ms. Ruesterholz provides the Board with valuable knowledge of the telecommunications industry, large scale operations, risk management and information technology.

Other Directorships

The Hartford Financial Services Group, Inc.

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PROPOSAL 1: ELECTION OF DIRECTORS

Howard L. Schrott Age: 61 Independent Director Director Since: July 2005 Board Committees: Audit Nominating and Corporate Governance

Background

Mr. Schrott is a Principal in Schrott Consulting, a management consulting firm servicing broadcasting, telecommunications and technology companies which he founded in February 2006. Prior to founding Schrott Consulting, he was Chief Financial Officer of the Liberty Corporation, a television broadcaster, from 2001 until Liberty’s sale in February 2006. Mr. Schrott also serves as a Trustee of Butler University and the Indiana Historical Society.

Qualifications

Mr. Schrott provides the Board with an extensive understanding of the telecommunications industry. In addition, his experience in executive and director roles provides the Board with important knowledge of financial and operational matters.

Past Directorships

Media General, Inc. (November 2013 to December 2014); Time Warner Telecom Holdings Inc. (2004 to 2006)

Larraine D. Segil Age: 67 Independent Director Director Since: March 2005 Board Committees: Compensation Retirement Plan

Background

Ms. Segil is the Chief Executive Officer of Larraine Segil Inc., through which she consults with companies on global strategy, management and operations. In addition, since 1991, Ms. Segil has been a senior research fellow at the IC2 Institute at the University of Texas, Austin. She is a member emeritus of the Price Center Entrepreneurs Board of Advisors for the UCLA Anderson School of Management. Ms. Segil is also a partner emeritus at Vantage Partners, a strategic alliances and conflict resolution firm, where she had been a partner (2003 to December 2006). Ms. Segil was also a partner and co-founder of The Lared Group, which provided consulting services focused on strategic alliances, until its acquisition by Vantage in 2003.

Qualifications

Ms. Segil provides the Board with significant expertise in strategic alliances.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mark Shapiro Age: 46 Independent Director Director Since: July 2010 Board Committee: Nominating and Corporate Governance

Background

Mr. Shapiro is the Chief Content Officer of WME/IMG, a global leader in sports, fashion and media. Prior to joining WME/IMG in September 2014, he served as Chief Executive Officer and an Executive Producer of Dick Clark Productions, an independent producer of television programming (May 2010 to September 2014), and as a Director, President and Chief Executive Officer of Six Flags, Inc., a family-oriented entertainment company (December 2005 to May 2010). Prior to joining Six Flags, Mr. Shapiro spent 12 years at ESPN, Inc., where he served in various capacities, including Executive Vice President, Programming and Production.

Qualifications

Mr. Shapiro provides the Board with valuable knowledge of operations, strategy and consumer services. His experience as a senior-level executive at WME/IMG, Dick Clark Productions and Six Flags provides him with important perspectives on content creation, marketing and branding.

Other Directorships

Live Nation Entertainment, Inc.; Equity Residential; Papa John’s International, Inc.

Myron A. Wick, III Age: 72 Independent Director Director Since: March 2005 Board Committees: Compensation Retirement Plan

Background

Mr. Wick is currently serving as a business consultant. Previously, he co-founded and was a managing director of McGettigan & Wick, Co., an investment banking firm (1988 to 2009), a principal of Proactive Partners, L.P., a merchant banking fund (1989 to 2010), and Director General of Hola Television Group, a private Spanish media company (September 2009 to January 2012). In addition, in 1989, Mr. Wick co-founded CTC Media (formerly StoryFirst Communications), which operates Russian television networks, and served as a director of CTC until 2006, when it was taken public.

Qualifications

Mr. Wick’s investment banking and executive experience allows him to provide the Board with important perspectives on management, operations and strategic transactions.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board. Directors who are also our employees receive no remuneration for service as a member of our Board.

Annual Retainer and Stipend – Paid in Cash or Stock Units

Each non-employee director is paid an annual $95,000 retainer. In addition, in 2015, the Lead Director and committee chairs were each paid a stipend ($25,000 for Lead Director, $25,000 for the Audit Committee, $20,000 for the Compensation Committee, $15,000 for the Retirement Plan Committee and $15,000 for the Nominating and Corporate Governance Committee).

In conjunction with the elimination of the position of Lead Director and the establishment of the position of independent Chairman of the Board, effective April 1, 2016, the Compensation Committee approved an additional annual stipend of $175,000 to be paid to the Chairman of the Board, which is to be paid 45% in cash and 55% in stock units.

Directors may elect, by December 31 of the prior year, whether to receive the retainer and stipend, if any, in stock units. Directors are also entitled to reimbursement for reasonable expenses they incur in connection with Board meetings they attend in person. The annual retainer (in cash or stock units) is payable in advance in equal quarterly installments on the first business day of each quarter. Stipends (in cash or stock units) are payable in arrears in equal quarterly installments on the last business day of each quarter.

Annual Fee – Paid in Stock Units

Non-employee directors also receive compensation in the form of stock units. In 2015, each non-employee director received a $120,000 fee in the form of stock units, payable quarterly. Stock units for fees are earned quarterly and credited to the director’s account on the last business day of the quarter in which the fees are earned.

Stock units are credited quarterly in an amount that is equal to the amount of the retainer, stipend or fee (as appropriate) divided by the “Initial Market Value” of our common stock. The Initial Market Value is equal to the closing price of the common stock on the grant date of the stock units. We hold all stock units until a director’s termination of service, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock.

The following table sets forth compensation information earned in 2015 by each non-employee director.

Name	Director Compensation Paid in Cash ($)	Stock Unit Awards ($ value)[1]	Total ($)
Leroy T. Barnes, Jr.	104,478	120,000	224,478
Peter C.B. Bynoe	110,000	120,000	230,000
Diana S. Ferguson	95,000	120,000	215,000
Edward Fraioli	95,000	145,000	240,000
Pamela D.A. Reeve	118,160	120,000	238,160
Virginia P. Ruesterholz	23,750	203,887	227,637
Howard L. Schrott	104,203	120,000	224,203
Larraine D. Segil	95,000	120,000	215,000
Mark Shapiro	95,000	120,000	215,000
Myron A. Wick, III	100,522	120,000	220,522

(1)

The amounts shown in this column represent the grant date fair value in accordance with Financial Accounting Standards Board ASC Topic 718 of the stock units granted to directors in 2015. For a discussion of valuation assumptions, see Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Dividends are paid on stock units held by

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DIRECTOR COMPENSATION

directors at the same rate and at the same time as we pay dividends on shares of our common stock. No above-market or preferential dividends were paid with respect to any stock units. Dividends on stock units are paid in the form of additional stock units.

At December 31, 2015, Mr. Bynoe, Mr. Fraioli and Mr. Shapiro each held 10,000 stock options. The stock options held by Mr. Bynoe, Mr. Fraioli and Mr. Shapiro were granted at an exercise price equal to the closing price of our common stock on the date each director was elected to the Board. These options became exercisable six months after the grant date and expire on the tenth anniversary of the grant date or, if earlier, on the first anniversary of a director’s termination of service. Since October 1, 2010, directors are no longer eligible to receive stock option grants upon joining the Board.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board believes provide appropriate oversight, leadership and independence as well as those required by the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the Nasdaq Stock Market (Nasdaq), on which our common stock is listed. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Leadership Structure

On April 1, 2016, Pamela D.A. Reeve will have become our independent, non-executive Chairman of the Board of Directors. Ms. Reeve had previously held the position of Lead Director and has been an independent member of our Board since 2010. In connection with our CEO succession plan, discussed under “Chief Executive Officer Succession” below, the Board determined that it would be in the best interests of our stockholders at this time to separate the role of CEO and Chairman in light of the recent change in CEO. The Board will continue to evaluate our leadership structure based on the best interests of our stockholders.

The Role of the Chairman:

•       Call meetings of the Board and non-management directors (including those to be attended only by independent directors) when appropriate and preside at such meetings. Following each executive session, the Chairman will discuss with the CEO any issues arising in such executive session.

•        Coordinate the flow of information to and among independent and other non-management directors.

•        Collaborate with the CEO to set Board meeting agendas and review and approve Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items. All Board members are encouraged to communicate to the Chairman any additional agenda items that they deem necessary or appropriate in carrying out their duties.

•        Periodically solicit from other independent and non-management directors comments or suggestions related to Board operations, including the flow of information to directors, the setting of meeting agendas and the establishment of the schedule of Board meetings, and communicate those suggestions to the CEO. The Chairman shall also seek to ensure that there is: (a) an efficient and adequate flow of information to the independent and non-management directors; (b) adequate time for the independent and non-management directors to consider all matters presented to them for action; and (c) appropriate attention paid to all matters subject to oversight and actions by the independent and non-management directors.

•       Attend all committee meetings, as appropriate. The Chairman shall work with each committee chair to ensure that each committee is effectively functioning and providing ongoing reports to the Board.

•        Serve as the liaison between the independent and non-management directors, on the one hand, and the CEO, on the other, and as the representative of the independent and non-management directors in communications with the CEO and management outside of regular Board meetings.

•       Serve as liaison and provide direction to advisers and consultants retained by the independent directors.

Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined. However, if the roles are combined, the Board will also have a Lead Director. Our Nominating and Corporate Governance Committee annually reviews our leadership structure to determine whether the existing structure is in the best interests of Frontier and its stockholders.

Chief Executive Officer Succession

The Board is actively engaged in managing executive talent and succession planning. The Nominating and Corporate Governance Committee reviews and considers succession development plans for the CEO and the development of executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.

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CORPORATE GOVERNANCE

We recently completed a succession plan that began in 2014 when Mrs. Wilderotter advised the Board of her intention to retire as CEO upon the expiration of her contract in 2015. Mr. McCarthy had been the lead candidate to succeed Mrs. Wilderotter and assumed the role of President and CEO on April 1, 2015. Following her retirement as CEO, Mrs. Wilderotter stayed on as Executive Chairman until March 31, 2016, at which time she retired from the Board as well.

Director Independence

The Board is required to affirmatively determine that a majority of the directors qualify as independent under Nasdaq listing standards. The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director as well as Frontier and the organizations with which each director is affiliated.

After considering the relevant facts, the Board has determined that no director, other than Mr. McCarthy, has a material relationship with Frontier (either directly or as a partner, shareholder or officer of an organization that has a relationship with Frontier) that would impair the director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director. Therefore, all of our directors, other than Mr. McCarthy, are independent under Nasdaq listing standards.

The Board has determined that 10 of our 11 director nominees are independent

Risk Management and Board Oversight

The Board is responsible for oversight of Frontier’s risk management process, and the full Board regularly discusses exposure to various potentially material risks. In accordance with our Corporate Governance Guidelines, the Audit Committee also reviews risk exposures and the guidelines and policies governing management’s assessment and management of exposure to risk, including the enterprise risk management (ERM) process.

Management is responsible for Frontier’s risk management activities, including the annual ERM process, which is jointly administered by the Chief Financial Officer and the Vice President, Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment and evaluation of risks. The individual risks are aggregated across Frontier to help management determine our enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:

•	Update the trending of each risk, compared to the latest annual ERM review;

•	Identify/consider new and emerging risks;

•	Assess the implementation status/effectiveness of each mitigation strategy; and

•	Identify changes to mitigation strategies, if necessary.

Attendance at Meetings

In 2015, the Board held 16 meetings and committees of the Board held a total of 22 meetings. Average attendance at these meetings exceeded 97% and each director attended at least 88% of the aggregate number of meetings of the Board and those committees on which he or she served during 2015. In accordance with our policy, all members of the Board attended last year’s annual meeting.

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Committees of the Board

The Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance and Retirement Plan. Each committee is composed solely of independent directors and operates under a written charter adopted by the Board (available on the Investor Relations page of our website, www.frontier.com).

Audit Committee	Number of Meetings in 2015: 9
Chair: Edward Fraioli Other Committee Members: Leroy T. Barnes, Jr.* Diana S. Ferguson Howard L. Schrott

Primary Responsibilities:

•         Responsible for the selection, compensation and oversight of our independent auditors

•         Assists the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance

•        Pre-approves all audit and permissible non-audit services, if any, provided by our independent auditors

•        Prepares the Audit Committee Report

•         Oversees risk assessment and risk management

Each Audit Committee member is independent Each meets the standard of an “audit committee financial expert” under SEC rules Each meets the financial literacy requirements of the Nasdaq Listing Rules

*Mr. Barnes is on the audit committee of The McClatchy Company and each of the Principal Funds, Inc. investment companies of which he is a board member. We do not formally limit the number of audit committees on which our Audit Committee members may serve, but instead review on a case-by-case basis. After careful consideration, our Board determined that Mr. Barnes’ service on the other audit committees would not impair his ability to effectively serve on our Audit Committee.

Compensation Committee	Number of Meetings in 2015: 7
Chair: Virginia P. Ruesterholz Other Committee Members: Peter C.B. Bynoe Larraine D. Segil Myron A. Wick, III

Primary Responsibilities:

•         Reviews our general compensation strategies and policy

•         Evaluates at least annually the performance of the CEO and other senior executives against corporate goals and objectives and determines and approves executive compensation (including any discretionary incentive awards) based on this evaluation

•        Reviews and makes recommendations to the Board regarding director compensation

•         Prepares the Compensation Committee Report

•        Oversees and approves incentive compensation plans and equity-based compensation plans

Each Compensation Committee member is independent

Each is an “outside director” under Section 162(m) of the Internal Revenue Code

Each is a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act

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Nominating and Corporate Governance Committee	Number of Meetings in 2015: 3

Chair: Peter C.B. Bynoe Other Committee Members: Diana S. Ferguson Howard L. Schrott Mark Shapiro

Primary Responsibilities:

•       Conducts annual evaluation of the Board and its committees

•       Recommends candidates for nomination, election or appointment to the Board and its committees

•       Engages in CEO succession planning efforts and executive talent development

•       Takes a leadership role in shaping our corporate governance, including developing and recommending to the Board our Corporate Governance Guidelines

Each Nominating and Corporate Governance committee member is independent

Retirement Plan Committee	Number of Meetings in 2015: 3

Chair: Leroy T. Barnes, Jr. Other Committee Members: Edward Fraioli Virginia P. Ruesterholz Larraine D. Segil Myron A. Wick, III

Primary Responsibilities:

•       Oversees our retirement plans, which includes review of the investment strategies and asset performance of the plans, compliance with the plans and the overall quality of the asset managers, plan administrators and communications with employees

Each Retirement Plan Committee member is independent

Director Stock Ownership Guideline

Each non-management director is expected to own shares of our stock having a minimum value of five times the cash portion of the annual non-management director retainer (which currently equates to $475,000) by the later of February 15, 2017 and five years after joining the Board. Stock unit grants are counted for purposes of fulfilling this guideline.

Executive Sessions of the Board of Directors

Our independent directors have regularly scheduled executive sessions in which they meet outside the presence of management. Pamela D.A. Reeve, in her role as Chairman, presides at executive sessions of the Board.

Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board or any specific director, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, may do so by writing to such director or directors at: Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting the Board is also posted on the Investor Relations page of our website, www.frontier.com.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the Code of Conduct) to which all employees, executive officers and directors (which for purposes of the Code of Conduct we collectively refer to as “employees”) are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe is an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. Specific

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CORPORATE GOVERNANCE

provisions applicable to our principal executive officer and senior financial officers are in the Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the Executive Code). We disclose on our website any amendment to, or waiver of, any provision of our Code of Conduct or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Related Person Transactions Policy

The Board adopted a policy addressing our procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest that exceeds $120,000 in the aggregate shall be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee shall review the material facts and circumstances of the transaction and shall take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the significance of the transaction to us and to the “related person” and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of Frontier.

No member of the Nominating and Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the Board.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information regarding the 2015 compensation program in place for our CEO, CFO, the three other most highly compensated executive officers at fiscal year-end and our former CEO and Executive Chairman, each listed below:

Daniel J. McCarthy	President and Chief Executive Officer
John M. Jureller	Executive Vice President and Chief Financial Officer
Cecilia K. McKenney	Executive Vice President and Chief Customer Officer
Kathleen Q. Abernathy	Executive Vice President, External Affairs
Mark D. Nielsen	Executive Vice President, General Counsel and Secretary
Mary Agnes Wilderotter	Former Chief Executive Officer and Executive Chairman of the Board of Directors

Mr. McCarthy assumed the role of Chief Executive Officer on April 1, 2015, at which time Mrs. Wilderotter stepped down from this position and assumed the role of Executive Chairman. All references to “CEO” in the following Compensation Discussion and Analysis section refer to Mr. McCarthy for 2015. All references to “NEO” refer to each other NEO, other than Mrs. Wilderotter, whose compensation is discussed separately.

Executive Summary

The purpose of our executive compensation program is to align the goals and interests of our executives with those of Frontier and its stockholders by rewarding our leadership team for delivering on both short-term and long-term goals. Our program uses a mix of pay components, the majority of which are “at risk” and tied to annual and sustained performance over a multi-year period.

2015 Highlights

Frontier continued its track record of solid execution in 2015. Our 2015 compensation decisions reflect Frontier’s financial and operating performance and execution on various strategic initiatives during 2015, while at the same time reinforcing our long-term focus. The financial metrics selected for 2015 were: revenue, earnings before interest, taxes, depreciation and amortization, excluding severance costs, acquisition and integration costs and non-cash pension/OPEB costs (Adjusted EBITDA); operating cash flow (Adjusted EBITDA less capital expenditures for business operations); and capital expenditures for business operations. 2015 revenue was $5,576 million, Adjusted EBITDA was $2,313 million, operating cash flow was $1,603 million and capital expenditures for business operations were $710 million.1 On average, performance against our financial targets was 95.7% for fiscal 2015 and the bonus pool was funded at 90.1% of the target, before any individual performance factors were applied. See page 33.

During 2015, we added approximately 102,000 net broadband subscribers, an increase of approximately 4%, which contributed to our improved revenue performance for data and Internet services. This was Frontier’s third consecutive year of broadband additions in excess of 100,000.

Frontier exceeded its process and network improvement goals for 2015. We developed new systems and tools to improve service, enhanced the online customer experience, enabled self-service checks and implemented both product and pricing process improvements.

In October 2014, we acquired the wireline properties of AT&T Inc. in Connecticut (the AT&T Acquisition) for $2.02 billion in cash. As a result of that transaction, we now own and operate a wireline broadband, voice and video business and statewide fiber network that provides services to customers in Connecticut. We completed the integration of the Connecticut wireline properties in 2015.

[1]	See Annex A for a reconciliation of non-GAAP measures.

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EXECUTIVE COMPENSATION

In addition, in February 2015, we entered into an agreement with Verizon Communications Inc. to acquire Verizon’s wireline properties in California, Texas and Florida for a purchase price of $10.54 billion in cash, which will allow us to provide services to residential, commercial and wholesale customers in those areas (the California, Texas and Florida Acquisition). We will have closed the California, Texas and Florida Acquisition on April 1, 2016, resulting in the addition of an estimated 3.3 million voice connections, 2.1 million broadband connections and 1.2 million FiOS® video connections to our network. The California, Texas and Florida Acquisition is transformative for Frontier, and our ability to execute on our financing and regulatory approval goals during 2015 was critical to closing the transaction in a timely manner.

Total Shareholder Return

Frontier had a one year total shareholder return (TSR) of -24.33% for fiscal 2015, which was in the approximately 24th percentile relative to the Integrated Telecommunications Services Group (GICS Code 50101020). We paid $456 million in common stock dividends and $120 million in preferred stock dividends in 2015 while continuing to invest in expanding and upgrading our network and product offerings.

CEO Succession

In 2015, we successfully completed our multi-year internal CEO succession plan whereby Mr. McCarthy, who had been our President and Chief Operating Officer, was appointed President and Chief Executive Officer in April 2015. In connection with Mr. McCarthy’s appointment, Mrs. Wilderotter, our long time Chairman and Chief Executive Officer, became the Executive Chairman in April 2015. As planned, on March 31, 2016, Mrs. Wilderotter retired and stepped down from the Board of Directors.

CEO Pay at a Glance

The Compensation Committee awarded Mr. McCarthy total direct compensation (TDC) for fiscal 2015 performance as set forth below. A significant portion of his compensation is in the form of restricted stock and performance shares, the value of which are dependent on our stock price and the achievement of company and individual performance targets. The Compensation Committee followed the process described on page 40 to determine Mr. McCarthy’s TDC and considered multiple factors, including:

•	Frontier’s achievement of key milestones to successfully close the California, Texas and Florida Acquisition

•	The addition of approximately 102,000 net broadband subscribers in 2015

•	Network speed and capacity improvements resulting from our investment of $710 million in our network during 2015

•	Frontier’s ability to sustain our dividend

•	The completion of a smooth, successful leadership transition

Compensation Element	Amount	Note
Base Salary	$925,000	Effective upon his transition to CEO in April 2015
Annual Cash Bonus	$1,165,500	Actual bonus paid for fiscal 2015 performance at 101% of target
Restricted Stock Awards	$3,381,300	This represents the value of the grant of restricted stock awards for fiscal 2015 performance on the grant date, which will vest ratably over a three-year period
Performance Share Awards	$1,360,000	This represents the value of the target number of performance shares awarded on the grant date. The actual number of shares of common stock that will be earned will be based on 2015-2017 performance and the value of such earned shares will be determined on the date earned
Total Direct Compensation	$6,831,800

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EXECUTIVE COMPENSATION

Key Features of our Executive Compensation Program

Key executive compensation practices are summarized below. We believe these practices promote good governance and are in the best interests of Frontier and its stockholders:

What We Do

✓       Employ a pay-for-performance executive compensation program whereby over 80% of executive compensation is at risk and contingent upon performance against specified company and individual goals.

✓       Pay a majority of compensation in the form of long-term incentive awards to defer a portion of pay based on future company performance and tie compensation payout levels to our stock performance.

✓       Use multipliers to reward above-target performance and reduce incentive payouts for below-target performance.

✓       Require our executives to own Frontier stock equal to a multiple of base salary. For our CEO, this multiple is five times base salary.

✓       Use double-trigger change-in-control severance and equity arrangements.

✓       Hold an annual stockholder vote on our executive compensation program.

✓       Have a recoupment, or “clawback,” policy to recover both cash and equity compensation from executives, including in the case of misconduct that results in a restatement of our financial statements.

✓       Regularly analyze risks related to our compensation program and conduct a broad risk assessment annually.

✓       Engage an independent compensation consultant to provide advice to our Compensation Committee.

What We Don’t Do

Ä       Permit our executives to hedge or pledge Frontier stock.

Ä       Reward our executives with perquisites or tenure-based benefits, such as retiree medical benefits.

Ä       Pay dividends on unearned performance shares.

Ä       Make tax “gross-ups” for severance payments.

Impact of 2015 Say-on-Pay Vote

The Compensation Committee considers the results of the annual stockholder vote on our executive compensation program, in addition to other input from our stockholders, when evaluating and determining compensation policies and the compensation for our CEO and the other NEOs. The 2015 stockholder vote affirmed the Compensation Committee’s decisions for 2014, with a 94.7% stockholder approval of our executive compensation program. In light of this strong stockholder support, the Compensation Committee concluded that no significant revisions were necessary to our executive compensation program in 2015, although the Compensation Committee did implement refinements to the program, discussed below.

2015 Compensation Changes

We evaluate our compensation program and practices on an ongoing basis and implemented two key changes in 2015:

•

We increased the weighting of performance share awards from one quarter to approximately one-third of total annual target equity compensation value (consisting of target restricted stock awards and target performance shares), further aligning stockholder and executive interests by linking compensation to long-term performance and stockholder returns.

•

We more closely tied company performance to bonus awards by increasing the weighting of company financial performance from 50% to 60% when determining annual bonus pool funding and increasing the impact of individual performance and contributions from 25% to 40% when allocating the funded pool.

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EXECUTIVE COMPENSATION

Our Pay and Performance Alignment

A key tenet of our compensation philosophy is to link the interests of our executives and our stockholders. Approximately 86% of our CEO’s TDC for fiscal 2015 performance was at risk, i.e., contingent upon performance against specified company and individual goals. For the other NEOs as a group, approximately 81% of their TDC for fiscal 2015 performance was at risk. This directly links their pay to Frontier’s financial performance, execution of strategic initiatives and TSR. See page 32 for a description of our compensation components.

In order to enhance transparency regarding executive compensation actually received by each of our NEOs, we have included a Realized Pay table to supplement the information provided in the Summary Compensation Table. See “2015 Realized Pay” below.

Executive Compensation Program Structure

Philosophy

Establish clear alignment between the interests of our executives and those of our stockholders by rewarding performance measured by key financial metrics, strategic objectives and relative TSR and through the use of equity awards, rather than cash, as a significant component of annual compensation.

Reinforce our performance culture for our NEOs by making a majority of their compensation at risk, i.e., contingent upon achievement of specified company and individual performance goals.

Hire and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business.

Ensure company goals are fully aligned throughout the organization. Each year, we establish company-wide goals to achieve Frontier’s business plan for the year. Our NEOs are compensated to the extent they are successful in leading Frontier to achieve these goals for each year.

Compensation Program Design

To achieve the objectives described above, our executive compensation program rewards our executives for both annual and long-term performance. For 2015, the four primary components of executive compensation were: base salary, an annual cash bonus opportunity and restricted stock awards and performance share awards under the 2013 Equity Incentive Plan. Of these components, only base salary represents fixed compensation. Each of the other components is variable based on the performance of both Frontier and the individual executive, and measured against specific pre-established goals and targets.

In order to determine the appropriate amount and mix of compensation components for each NEO, the Compensation Committee considers many factors, including experience, value provided to Frontier, scope of responsibility, company and individual performance, benchmark data based on our peer group and general industry survey data for comparably sized companies.

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EXECUTIVE COMPENSATION

Component	Purpose	Performance Measures
Base Salary (Fixed)	• Attract and retain executives	• Job scope and experience, market pay (we target the median range relative to market) See page 32.
Annual Cash Bonus (At Risk)	• Attract and retain executives • Incents and rewards executives for achievement of pre-established, measurable annual performance goals

•       Company Performance Goals:

•        Financial targets (revenue, Adjusted EBITDA, capital expenditures, operating cash flow)

•       Broadband market share targets

•      Key deliverables

•        Individual Performance Goals

See page 33.

Restricted Stock Awards (At Risk)

•       Attract and retain executives

•        Incents and rewards executives for achievement of pre-established, measurable annual performance goals

•        Aligns value with stock price because vest ratably over three years

• Company Financial Performance Goals • Individual Performance Goals See page 36.
Performance Share Awards (At Risk)	• Attract and retain executives • Aligns executive pay with financial performance and TSR over three-year Measurement Periods

•       Operating Cash Flow Targets set annually

•        Three-year TSR “modifier” (Frontier TSR as compared to industry peers)

•        Individual must maintain satisfactory performance rating throughout period

See page 36.

Market and Peer Group Reviews

The Compensation Committee, with input from the independent compensation consultant, establishes Frontier’s peer group for use in benchmarking and market comparison purposes. In 2014 the Compensation Committee determined that it was appropriate to revise Frontier’s peer group to reflect our size and scale following the close of the AT&T Acquisition in October 2014. At that time, we added eight companies to the peer group to reflect our post-AT&T Acquisition size and increase the number of companies in the peer group to enhance data reliability. This peer group was used to set compensation for fiscal 2015 and fiscal 2016. When comparing financial metrics (revenue, total assets, market capitalization, EBITDA, enterprise value, employee count) of the post-AT&T Acquisition peer group, Frontier was positioned at the 32nd percentile for market capitalization, 45th percentile for enterprise value, 54th percentile for revenue, 55th percentile for employee count, 66th percentile for total assets and 71st percentile for EBITDA.

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EXECUTIVE COMPENSATION

Our Peer Group
Companies listed in bold were added to the peer group following the close of the AT&T Acquisition Leap Wireless and MetroPCS were removed from the peer group due to acquisition

•      American Tower Corporation

•       Anixter International Inc.

•      Cablevision Systems Corporation

•       CenturyLink, Inc.

•      Charter Communications, Inc.

•       Cincinnati Bell Inc.

•      Crown Castle International Corp.

•       DIRECTV

•      DISH Network Corporation

•      Gannett Co., Inc.

•       Harris Corporation

•      Juniper Networks, Inc.

•       Level 3 Communications, Inc.

•      Sirius XM Holdings Inc.

•       Telephone & Data Systems Inc.

•      TELUS Corporation

•       Time Warner Cable Inc.

•      United States Cellular Corporation

•       Windstream Holdings, Inc.

General industry survey data, as described below, was also considered in determining the compensation levels of the NEOs and other executives. In the case of executives for whom there was no publicly available data or no comparable position at the companies in the peer group, the results from proprietary general industry executive compensation surveys were analyzed to assess competitiveness.

To determine the best job match for the positions evaluated, the 2015 survey data was size-adjusted to approximately $6.0 billion in post-AT&T Acquisition revenue. The analyses included examining how each executive’s compensation compared to the results in the surveys for base salary, target total cash compensation, target long term incentives and target TDC (consisting of base salary, target annual bonus opportunity and target long-term incentives). Some of our NEOs have responsibilities that extend beyond the traditional scope indicated by their titles. As a result, directly comparable roles in the survey data were not always available. In these cases, the Compensation Committee took into account data from these third-party surveys and the importance of the role to Frontier when determining the commensurate total compensation levels for the NEO. In considering the survey data, the Compensation Committee did not review nor is it aware of the specific companies that are included in the surveys.

2015 Realized Pay

The table below supplements the Summary Compensation Table that appears later in this Proxy Statement. The Realized Pay Table shows the compensation actually received by each NEO in 2015, 2014 and 2013. Realized pay for an NEO for any given year may be greater or less than the compensation reported in the Summary Compensation Table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements, as described below.

The primary difference between the Realized Pay Table and the Summary Compensation Table is the method used to value restricted stock awards and performance share awards. SEC rules require that the grant date fair value of all restricted stock awards and performance share awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to restricted stock awards and performance shares that have not vested or been earned, for which the value is therefore uncertain and which may end up having no value at all. In contrast, the table below includes only restricted stock and performance shares that vested during the applicable year and shows the value of those awards as of the applicable vesting date.

There is no assurance that the NEOs will actually realize the value attributed to these awards even in this Realized Pay Table, since the ultimate value of the restricted stock and performance shares will depend on the price of Frontier’s common stock when the vested and earned shares are sold by the officers. Our executives are subject to periodic stock sale restrictions and our stock ownership guidelines, which also limit their ability to sell Frontier stock received as compensation.

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EXECUTIVE COMPENSATION

2015 Realized Pay Table

Name	Year	Salary(1)	Annual Cash Incentive Bonus(2)	Restricted Stock Awards Vested(3)	Performance Shares Earned(4)	All Other Compensation(5)	Total
Daniel J. McCarthy	2015	$862,500	$1,165,500	$2,524,118	$557,668	$9,105	$5,118,891
	2014	$658,333	$667,575	$989,196	$648,624	$9,055	$2,972,783
	2013	$566,667	$574,856	$602,734	—	$8,955	$1,753,212
John M. Jureller	2015	$568,750	$548,550	$1,102,623	$487,959	$9,105	$2,716,987
	2014	$531,250	$506,863	$249,500	—	$8,855	$1,296,468
	2013	$492,424	$485,925	—	—	$8,829	$987,178
Cecilia K. McKenney	2015	$445,833	$457,800	$1,336,964	$278,836	$9,105	$2,528,538
	2014	$370,833	$370,875	$549,621	$324,322	$8,855	$1,624,506
	2013	$345,834	$349,913	$394,986	—	$8,855	$1,099,588
Kathleen Q. Abernathy(6)	2015	$397,247	$403,200	$1,094,837	$209,127	$9,000	$2,113,411
Mark D. Nielsen(7)	2015	$387,500	$396,000	$77,700	—	$6,251	$867,451
Mary Agnes Wilderotter	2015	$1,031,438	$2,351,680	$7,322,255	$1,394,163	$1,984	$12,101,520
	2014	$1,110,417	$1,672,646	$3,362,685	$1,729,618	$1,813	$7,877,179
	2013	$1,020,833	$1,537,116	$2,543,679	—	$44,972	$5,146,600

(1)	Amounts shown in this column equal the amounts reported in the “Salary” column of the Summary Compensation Table.

(2)	Amounts shown in this column equal the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Amounts shown in this column represent the aggregate value of all restricted stock that vested during the applicable year. The value of restricted stock realized upon vesting is based on the closing price of our common stock on the vesting dates and does not take into account the NEO’s tax liability upon vesting.

(4)	Amounts in this column represent the value of performance shares that were earned for the applicable Measurement Period, based on the closing price of our common stock on the last day of the Measurement Period. See page 36 for a discussion of performance share awards.

(5)	Amounts shown in this column equal the amounts reported in the “All Other Compensation” column of the Summary Compensation Table.

(6)	Information for Ms. Abernathy is not provided for 2013 or 2014 because she was not an NEO for those years.

(7)	Information for Mr. Nielsen is not provided for 2013 and 2014 because he joined Frontier in March 2014 and was not an NEO for 2014.

2015 Total Direct Compensation for NEOs

Cash Compensation

Base Salary. Base salaries for our executives, including our NEOs, are set by the Compensation Committee after consideration of various factors, including individual performance, executive experience and skill set, the ability to attract and retain talented executives and market data.

Executives are eligible for increases to their base salary if there is a change in responsibility or the individual’s base salary is not in line with desired market position. We generally target the median of our peers when setting base salary, but any increases or decreases are ultimately at the discretion of the Compensation Committee.

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EXECUTIVE COMPENSATION

In 2015, the Compensation Committee approved the following increases to base salary for our NEOs:

NEO	2014 Base Salary	2015 Base Salary Change
Daniel J. McCarthy	$675,000	$925,000—increase in conjunction with transition to CEO, effective April 1, 2015
John M. Jureller	$537,500	$575,000—merit increase and market adjustment, effective March 1, 2015
Cecilia K. McKenney	$375,000	$475,000—in conjunction with promotion to Executive Vice President and Chief Customer Officer, effective June 1, 2015
Kathleen Q. Abernathy	$383,480	$400,000—merit increase in connection with increased responsibilities and market adjustment, effective March 1, 2015
Mark D. Nielsen	$325,000	$400,000—merit increase in connection with promotion to Executive Vice President and General Counsel and market adjustment, effective March 1, 2015

Annual Bonus. The Compensation Committee uses the Frontier Bonus Plan to provide cash incentives to executives, including the NEOs, based on the achievement of certain company metrics (Company Performance Goals) and individual performance goals. The bonus pool is funded based solely on achievement of Company Performance Goals, and the funded pool is allocated based on achievement of Company Performance Goals and individual performance goals. For bonuses based on the fiscal 2015 performance of each NEO, the results of the Company Performance Goals represented 60% of the funded bonus, and the results of the individual performance evaluations represented 40% of the funded bonus. Potential bonus payouts could be from 0% for below-threshold performance, up to a maximum of 156%, for outstanding performance, of each NEO’s target bonus opportunity.

Bonus awards for fiscal 2015 performance are set forth below:

Name	Base Salary (12/31/15)	Target Annual Bonus	Actual Based on Company Performance	Actual Based on Individual Performance	Total Actual Annual Bonus	Actual as % of Target*
Daniel J. McCarthy	$925,000	125%	$624,375	$541,125	$1,165,500	101%
John M. Jureller	$575,000	100%	$310,500	$238,050	$548,550	95%
Cecilia K. McKenney	$475,000	100%	$245,250	$212,550	$457,800	96%
Kathleen Q. Abernathy	$400,000	100%	$216,000	$187,200	$403,200	101%
Mark D. Nielsen	$400,000	100%	$216,000	$180,000	$396,000	99%
*	To the extent applicable, percentages reflect blended base salary rates for executives promoted during the year.

Individual performance goals for 2015 were tailored to each NEO’s role and responsibilities. The Company Performance Goals were set at the February 2015 Compensation Committee meeting and were weighted in relation to their importance to Frontier’s overall success (the Weighted Company Performance Goals).

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EXECUTIVE COMPENSATION

We include the achievement of specified financial targets in the Weighted Company Performance Goals because Frontier uses these targets to assess the overall financial health and performance of Frontier and each of our business units, to analyze and evaluate strategic and operational decisions and to understand cash flow generation. We include a capital expenditure target because capital expense management is critical to achieving our cash flow goals, which allows us to sustain our dividend. We include a broadband market share target because broadband services are a key revenue driver. We include the execution of key deliverables in order to more closely align our executives’ performance with Frontier’s strategic objectives. For 2015, we included deliverables related to the California, Texas and Florida Acquisition because of the magnitude and importance of the acquisition to Frontier.

2015 Weighted Company Performance Goals	Weighting to Set Bonus Pool
(1) Financial Targets — Revenue, Adjusted EBITDA, Capital Expenditures, Operating Cash Flow (equally weighted)	60%
(2) Broadband Market Share Targets	20%
(3) Key Deliverables — Process/Network Improvements (4%) — California, Texas and Florida Acquisition Financing/Approvals/Integration Deliverables (5%) — Product Migration/Revenue Assurance (4%) — Performance Reviews/Talent Management (2%) — Net Residential/Business Customers (5%)	20%
100%

Performance against each of the financial targets for fiscal 2015 was as follows:

($ in millions)
Financial Target	Threshold (90% of Target)	Target	Outstanding (110% of Target)	Result	Percentage of Target
Revenue	$5,107	$5,674	$6,242	$5,576	98.3%
Adjusted EBITDA	$2,145	$2,383	$2,622	$2,313	97.1%
Capital Expenditures	$603	$670	$737	$710	94.0%
Operating Cash Flow	$1,542	$1,713	$1,885	$1,603	93.5%

Performance against the broadband market share goal for fiscal 2015 was determined to be 72.2% of the target. During 2015, Frontier had total broadband net activations of 102,036, versus the target of 141,277. Net broadband activations included residential and business wired broadband subscribers, wireless customers and multi-dwelling units receiving Ethernet services.

The Compensation Committee determined that performance against the fiscal 2015 key deliverables goals was 124.2% of the target, composed of the following components:

•

Process/Network Improvements. Frontier exceeded its process and network improvement goals by implementing new systems and tools to improve service, enhancing the online customer experience, enabling self-service checks and implementing both product and pricing process improvements.

•

California, Texas and Florida Acquisition Financing/Approvals/Integration Deliverables. Frontier exceeded the goals set for the California, Texas and Florida Acquisition financing, approvals and integration deliverables by obtaining a total of $10.85 billion in debt and equity financing, securing all necessary regulatory approvals and completing integration preparations in order to close the California, Texas and Florida Acquisition on time.

•

Product Migration/Revenue Assurance. Frontier executed on specific initiatives with respect to billing, product pricing and customer and product migration. Each of these initiatives had target revenue growth goals that were exceeded in 2015. The total revenue growth attributable to these initiatives in 2015 was $48.77 million, which was 136.1% of the target.

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EXECUTIVE COMPENSATION

•

Performance Reviews/Talent Management. Frontier met its performance review and talent management goals by hiring over 4,800 new employees in 2015, diversifying our employee base and completing performance reviews on time.

•

Net Residential and Net Business Customers. The Compensation Committee also assessed the net residential and business customer goals based on the number of customer acquisitions versus deactivations and determined that performance against these goals was 98.8% for net residential customers and 97.1% for net business customers.

After assessing performance under each of the Weighted Company Performance Goals, we apply a 3:1 power ratio for results between the threshold (90%) and maximum (110%), meaning that for each one percent that performance is above or below the target (100%), the bonus increases or decreases by three percentage points.

Our performance against the 2015 Weighted Company Performance Goals is summarized in the following table:

2015 Weighted Company Performance Goals	2015 Performance
(1) Financial Targets (60%)	95.7%
(2) Broadband Market Share Targets (20%)	72.2%
(3) Key Deliverables
Process/Network Improvements (4%)	125.0%
California, Texas and Florida Acquisition Financing/Approvals/Integration Deliverables (5%)	150.0%
Product Migration/Revenue Assurance (4%)	136.1%
Performance Reviews/Talent Management (2%)	100.0%
Net Residential Customers (2.5%)	98.8%
Net Business Customers (2.5%)	97.1%
Total Weighted Company Performance	96.7%
Total Weighted Company Performance Percentage with 3:1 Power Ratio	90.1%

Based on the Company Performance factor, after applying the 3:1 power ratio, the revised target bonus is calculated and the funded bonus pool is determined. The actual bonus paid equals 60% of the revised target bonus plus an individual performance factor times 40% of the revised target bonus. Individuals can earn 0% to 150% of the individual performance factor, depending on performance. To determine this factor, the Compensation Committee evaluated each NEO’s performance against the individual’s 2015 performance goals. For each NEO (other than Mr. McCarthy), the Compensation Committee reviewed Mr. McCarthy’s analysis and recommendations. For Mr. McCarthy, the Compensation Committee, with input from the Executive Chairman, independently evaluated his performance.

Equity Compensation

The Compensation Committee provides long-term incentives to our employees, including our NEOs, through a combination of restricted stock and performance share awards.

In 2015, the Compensation Committee increased the weighting of performance share awards from one quarter to approximately one-third of total annual target equity compensation value. This increase further aligns stockholder and executive interests by linking compensation to long-term performance and stockholder returns.

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EXECUTIVE COMPENSATION

In February of each year, the Compensation Committee sets a target dollar value of total equity awards for each NEO for that year to fulfill the purposes described above under “Compensation Program Design.” There is no minimum guaranteed level of equity awards. In February 2015, the Compensation Committee set the following targets for 2015 performance for each NEO:

Name	2015 Target Value of Restricted Stock Awards	2015 Target Value of Performance Share Awards	2015 Target Value of Total Equity Awards
Daniel J. McCarthy	$2,890,000	$1,360,000	$4,250,000
John M. Jureller	$1,598,000	$752,000	$2,350,000
Cecilia K. McKenney	$1,105,000	$520,000	$1,625,000
Kathleen Q. Abernathy	$680,000	$320,000	$1,000,000
Mark D. Nielsen	$544,000	$256,000	$800,000

Restricted Stock Awards. The Compensation Committee uses restricted stock awards (RSAs) as a component of compensation because RSAs encourage our NEOs to focus attention on decisions that emphasize long-term returns for stockholders. RSAs are granted based on performance and vest ratably over three years.

The Compensation Committee generally makes all RSA grants to our executives, including the NEOs, at its regularly scheduled meeting each February, with the exception of awards to eligible new hires, which are awarded as of the date of hire.

In accordance with the restricted stock plan, in order for any RSAs to be granted, the Compensation Committee set a minimum performance threshold of an average of 90% for the four financial targets included in the Weighted Company Performance Goals (revenue, Adjusted EBITDA, capital expenditures and operating cash flow) under the Bonus Plan.

The Compensation Committee determines the dollar value of RSA grants based upon the target set at the beginning of the year, which is then adjusted based on attainment of the Weighted Company Performance Goals and assessment of individual performance at the end of such year. This individual performance assessment is the same assessment conducted under the Bonus Plan. There is no guarantee that an NEO will receive an RSA grant, meaning that an NEO could receive 0% of his or her target RSA opportunity for below-threshold performance. The maximum dollar value of potential RSA grants varies by NEO, with the highest being 169%, for outstanding performance, of the value of such NEO’s target RSA opportunity. The Compensation Committee assesses Mr. McCarthy’s individual performance and determines his RSA grant. RSA grants for the other NEOs are determined by the Compensation Committee, taking into account the recommendations of Mr. McCarthy.

In February 2015, the Compensation Committee determined that the minimum performance threshold was met for fiscal 2014 and granted each NEO the dollar amounts shown in the Grants of Plan-Based Awards Table on page 45. The dollar amount was then converted to a number of restricted stock awards based on the average of the high and low price of Frontier’s common stock on the date of grant.

In February 2016, the Compensation Committee approved RSA grants based on fiscal 2015 performance of the NEOs as set forth below under “February 2016 NEO Compensation Actions.”

Performance Share Awards. Performance share awards are an important component of compensation because they encourage a focus on long-term financial performance and TSR, further aligning the interests of our NEOs and stockholders.

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EXECUTIVE COMPENSATION

The NEOs receive a target performance share award each year at a regularly scheduled Compensation Committee meeting. Performance share awards are then earned at the end of each three-year Measurement Period based on the following:

• Achievement of annual targets for operating cash flow for each year in the three-year Measurement Period	Important measure of Frontier’s underlying financial performance
• Our TSR relative to the Integrated Telecommunications Services Group (GICS Code 50101020) for the three-year Measurement Period	Creates direct link to stockholder results

An executive must remain employed by Frontier throughout the three-year Measurement Period and also must maintain a satisfactory performance rating throughout the Measurement Period in order for the award to vest. Performance share awards, to the extent earned, will be paid out in the form of common stock on a one-to-one basis, plus accrued dividends on such earned shares, shortly following the end of the three-year Measurement Period.

In February 2015, the Compensation Committee approved target performance share awards for each of the NEOs for the 2015-2017 Measurement Period and set the performance goals for the year ended December 31, 2015. The operating cash flow goal for the year ended December 31, 2015 is the same operating cash flow goal established under the Bonus Plan for fiscal 2015 performance. These awards are described in the Grants of Plan-Based Awards Table and the narrative that follows that table. Actual shares earned will be determined by the Compensation Committee in February 2018 and will be subject to increase or decrease (including forfeiture of the entire award for below threshold performance with respect to operating cash flow) as set forth in the diagram above.

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In February 2016, following the completion of the 2013-2015 Measurement Period, the Compensation Committee determined the number of shares of common stock earned for that period. The 2013-2015 Measurement Period results were as follows:

Operating Cash Flow Results (dollars in millions)
Year	Target	Actual	Performance as % of Target
2013	$1,698	$1,603	94.4%
2014	$1,619	$1,441	89.0%
2015	$1,713	$1,603	93.5%
Average			92.3%
TSR Performance Modifier			106% (56th percentile)
Number of shares earned as % of target performance share awards			97.8%

The number of shares of common stock earned by each of the NEOs for the 2013-2015 Measurement Period is set forth below under “February 2016 NEO Compensation Actions.”

In February 2016, the Compensation Committee also granted target performance share awards for the 2016-2018 Measurement Period for the NEOs as set forth below under “February 2016 NEO Compensation Actions” and set the relative TSR performance modifier for the 2016-2018 Measurement Period.

Perquisites and Other Benefits

There were no reportable perquisites in 2015 for the CEO or the other NEOs.

We provide other benefits to our NEOs on the same basis as all of our non-union, full-time employees, although we require the executives to pay a higher percentage of the costs than other employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. The Frontier-paid life insurance benefit for all employees, including the NEOs, is one-times annual base salary, up to a maximum of $50,000.

Our CEO is the only NEO who has vested benefits under the Frontier Pension Plan, which was frozen for all non-union participants in 2003.

Executives are not eligible for retiree medical benefits.

2015 Compensation for Mrs. Wilderotter

In February 2015, we and Mrs. Wilderotter entered into an amendment to her existing employment agreement (the 2015 Amendment) to provide that Mrs. Wilderotter would step down from her role as Chairman and Chief Executive Officer at the beginning of April 2015 and become our Executive Chairman of the Board through March 31, 2016. Under the terms of the 2015 Amendment, commencing on April 1, 2015 and continuing through her retirement, Mrs. Wilderotter’s annual base salary was $1,000,000. Mrs. Wilderotter was eligible to earn a target bonus for fiscal 2015 performance of 200% of her 2015 base salary, subject to adjustment based upon the Compensation Committee’s assessment of individual performance, described below.

Pursuant to the 2015 Amendment, Mrs. Wilderotter was granted 899,249 restricted stock units for fiscal 2014 performance, which will vest in three equal annual installments commencing February 2016. These restricted stock units will continue to vest in accordance with this schedule after the end of Mrs. Wilderotter’s employment with Frontier, so long as she complies with the terms of the 2015 Amendment. Mrs. Wilderotter was not eligible for any equity grants for fiscal 2015 performance and will not be eligible for any equity grants for fiscal 2016 performance.

During its February 2016 meeting, the Compensation Committee met to evaluate the performance of Mrs. Wilderotter. The Committee recognized Mrs. Wilderotter’s key accomplishments in fiscal 2015, including her outstanding leadership

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during the CEO transition period, the negotiation of and entry into the agreement with Verizon Communications Inc. to acquire the California, Texas and Florida wireline properties and the achievement of key milestones to close that transaction. Based upon this assessment, the Compensation Committee approved an annual cash bonus payout of $2,351,680 for 2015 performance, which was 114% of her target bonus opportunity. At that time, the Compensation Committee also determined that Mrs. Wilderotter earned 298,536 performance share awards for the 2013-2015 Measurement Period, which was 97.8% of the target performance share awards granted at the beginning of the Measurement Period. Per the Committee’s determination, in April 2016, Mrs. Wilderotter will be paid an additional $596,721 as her 2016 bonus.

Mrs. Wilderotter’s total cash compensation for fiscal 2015 performance was as follows:

Compensation Element	Amount	Note
Base Salary	$1,031,438	As of April 1, 2015, Mrs. Wilderotter’s annual base salary was $1,000,000
Annual Cash Bonus	$2,351,680	Mrs. Wilderotter’s annual cash bonus was 114% of her target bonus opportunity
Total Cash Compensation for 2015 Performance	$3,383,118

February 2016 NEO Compensation Actions

In February 2016, the Compensation Committee met to evaluate the performance of our CEO and the other NEOs to determine merit increases to base salaries for 2016, annual cash bonus payouts for 2015 performance, RSA grants related to 2015 performance, performance share awards earned for the 2013-2015 Measurement Period and target performance share awards granted for the 2016-2018 Measurement Period. As part of its compensation determinations, the Committee considered competitive market data provided by its independent compensation consultant.

The Committee evaluated Mr. McCarthy based upon Frontier’s 2015 financial performance (as measured by revenue, Adjusted EBITDA, operating cash flow and capital expenditures), his leadership with respect to the achievement of the Company Performance Goals and his 2015 individual performance goals, which included the execution of near-term and long-term strategic initiatives. Specifically, the Committee recognized his leadership with respect to:

•

The preparation for the acquisition of the Verizon California, Texas and Florida properties, including the completion of financing for the acquisition, the receipt of all regulatory approvals required to close the acquisition and the timely execution of integration plans

•	Broadband net additions of approximately 102,000, which contributed to improved revenue performance for data and Internet services in 2015

•	Network speed and capacity improvements resulting from our investment of $710 million in our network during 2015

•	Frontier’s ability to sustain our dividend

•	The completion of a smooth, successful leadership transition

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For the other NEOs, whose performance was evaluated based on the same Company Performance Goals as Mr. McCarthy, the Compensation Committee reviewed Mr. McCarthy’s performance assessments and compensation recommendations. The Committee then discussed its assessment of each NEO and approved base salaries for 2016, annual cash bonus payouts for 2015 performance, RSA grants related to 2015 performance, performance share awards earned for the 2013-2015 Measurement Period and target performance share awards granted for the 2016-2018 Measurement Period, in each case as set forth in the table below.

Name	2016 Base Salary ($)	Change from 2015 Base Salary (%)	2015 Incentive Bonus Payout ($)	Restricted Stock Awarded (#)	Performance Share Awards Earned(1) (#)	Target Performance Share Awards Granted(2) (#)
Daniel J. McCarthy	$1,000,000	8.1%	$1,165,500	811,837	119,415	422,570
John M. Jureller	$585,000	1.7%	$548,550	397,103	104,488	180,553
Cecilia K. McKenney	$486,875	2.5%	$457,800	310,409	59,708	124,850
Kathleen Q. Abernathy	$420,000	5.0%	$403,200	191,021	44,781	76,831
Mark D. Nielsen(3)	$415,000	3.8%	$396,000	146,939	—	76,831

(1)	The amounts in this column represent the number of performance shares earned for the 2013-2015 Measurement Period, 97.8% of target.

(2)	The amounts in this column represent the target number of shares awarded in February 2016 for the 2016-2018 Measurement Period.

(3)	Mr. Nielsen joined Frontier in March 2014, which was after the start of the 2013-2015 Measurement Period.

Roles and Responsibilities

The Compensation Committee

The Compensation Committee is responsible for approving and overseeing our executive compensation philosophy and programs, as well as determining and approving the compensation for our senior executives, which includes our NEOs. Each year, at its February meeting, the Compensation Committee reviews the Company Performance Goals and the individual performance goals for the NEOs and approves the target levels for each of the compensation components that apply to the NEOs for the upcoming year. At that same meeting, the Compensation Committee assesses the performance of our NEOs for the year just ended. With respect to CEO compensation, the Compensation Committee reviews its recommendations with the other independent directors and considers any additional input from them before finalizing its decision.

In making its compensation decisions, the Compensation Committee reviews tally sheets setting forth all components of compensation paid to the NEOs for the past five years, along with target compensation for those years, including base salary, bonus, grant date values of RSAs and performance share awards and the value of dividends paid on unvested restricted shares. These tally sheets also show the executives’ holdings of unvested RSAs and performance share awards from prior years’ awards and the current value of those awards. The Compensation Committee uses these tally sheets to (i) review the total annual compensation of the NEOs over the past five years, (ii) assess the executive officers’ compensation against their individual and company performance over that period and (iii) assure that the Committee has a comprehensive view of our compensation programs.

The Compensation Committee reviews on a periodic basis management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose(s), and recommends to the Board any modifications or new plans or programs.

The Chief Executive Officer

Our CEO annually reviews the performance of the other senior executives and presents to the Compensation Committee his performance assessments and compensation recommendations, including the award for each component of the executive’s total compensation. Mr. McCarthy’s review consists of an assessment of the executive’s performance against company-level and individual goals and targets. The Compensation Committee then conducts a separate review process with respect to these executives and, after making any adjustments, approves the compensation for these executives.

The CEO has no involvement in setting his own compensation.

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The Compensation Consultant

The Compensation Committee retains an independent executive compensation consultant that provides services solely to the Compensation Committee and not Frontier. Since 2010, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. to assist the Committee in the development of compensation programs, evaluation of compensation practices and the determination of compensation awards. In addition, in 2015 the compensation consultant provided advice and insights on compensation matters, including with respect to the peer group, benchmarking of executive compensation levels, director compensation and compensation-related succession matters, and reviewed this Compensation Discussion and Analysis.

The Compensation Committee considers the compensation consultant’s input and advice but reaches its own independent decisions on compensation matters. Importantly, the Compensation Committee has sole authority to retain and terminate the compensation consultant.

The compensation consultant provides no other services to Frontier and the Compensation Committee has instituted policies to avoid conflicts of interest raised by the work of the compensation consultant. Pursuant to SEC rules, the Compensation Committee is required to consider any conflicts of interest raised by the work of the Compensation Committee’s compensation consultants. After considering the relevant factors, the Compensation Committee determined that no conflicts of interest were raised by the work of the compensation consultant in 2015.

Additional Compensation Features and Policies

Stock Ownership Guidelines

To further align our executives’ interests with those of our stockholders, our Board established stock ownership guidelines for the CEO and the other members of the Senior Leadership Team, and reviews the guidelines annually. The CEO is expected to own shares of Frontier stock having a minimum value of five times (5x) base salary, the CFO is expected to own shares of Frontier stock having a minimum value of three and one-half times (3.5x) base salary and each other member of the Senior Leadership Team is expected to own shares of Frontier stock having a minimum value of two and one-half times (2.5x) base salary. Unvested restricted stock awards and unearned performance shares are not counted for purposes of fulfilling this requirement. At such times as a member of the Senior Leadership Team does not meet the applicable ownership guideline, the executive will be required to hold 50% of Frontier stock that the executive acquires after that date through the Frontier equity compensation programs, excluding shares sold to pay related taxes. The Compensation Committee administers these stock ownership guidelines.

Hedging and Pledging Prohibition

Executives are prohibited from hedging or pledging their shares of Frontier stock.

Termination of Employment and Change-in-Control Arrangements

To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment benefits to the NEOs. Effective April 3, 2015, the Compensation Committee adopted the Senior Leadership Team Severance Plan (the Severance Plan), which covers, among others, our NEOs. As a result of the adoption of the Severance Plan, individual severance arrangements with these NEOs were terminated. Severance arrangements for Mrs. Wilderotter are governed by her employment agreement. See “Employment Arrangements; Potential Payments upon Termination or Change-in-Control—Mary Agnes Wilderotter.”

We also maintain change-in-control arrangements with our NEOs to promote the unbiased efforts of our executives to maximize stockholder value before, during and after a change-in-control that may impact the employment status of the executives. The Compensation Committee set the severance amounts based on peer group reviews. The change-in-control arrangements are subject to “double-trigger” vesting and do not include gross-up payments for excise taxes imposed under Section 280G of the Internal Revenue Code as a result of severance payouts.

For further discussion of these severance arrangements, see “Employment Arrangements; Potential Payments Upon Termination or Change-in-Control” that follows this Compensation Discussion and Analysis.

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Clawback Policies

Since 2010, Frontier has included in all of its equity compensation awards, including to the NEOs, a recoupment or “clawback” provision. This provision requires that unvested equity awards be forfeited if the Compensation Committee determines that the employee engaged in certain defined types of misconduct, including engaging in acts considered to be contrary to the best interests of Frontier, commission of felonies or other serious crimes, or engaging in any activity which constitutes gross misconduct. The provision also provides that the Compensation Committee may in its sole discretion require the employee to return all stock that vested within the twelve month period immediately prior to the misconduct, or if no longer held by the employee, to pay to Frontier any and all gains realized from such stock.

Effective December 11, 2014, we adopted an enhanced clawback policy that is triggered if Frontier is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the securities laws that was contributed to by the fraud or intentional misconduct of an executive officer, including an NEO. If the policy is triggered, the Compensation Committee will require reimbursement or forfeiture of any cash and equity incentive compensation awarded to or received by the executive officer in question during the three year period preceding the date on which Frontier is required to prepare the restatement. The amount to be recovered would be the excess of the incentive compensation obtained by the executive officer based on the erroneous data over the amount that would have been obtained by the executive officer had it been based on the restated results, as determined by the Compensation Committee. We will review the terms of this recovery policy in light of the requirements under the Dodd-Frank Act and will make any necessary changes to be in compliance with final regulations when issued.

Tax Implications—Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer or any of the three most highly compensated executive officers (other than the chief financial officer). Section 162(m) provides that “qualified performance-based compensation” will not be subject to the tax deduction limit if certain requirements are met. The Compensation Committee believes it is important to maximize the corporate tax deduction, thereby minimizing our tax liabilities. Accordingly, the 2013 Frontier Bonus Plan, the 2013 Equity Incentive Plan, the 2009 Equity Incentive Plan and the amended 2000 Equity Incentive Plan, as designed by the Compensation Committee, are intended to make compensation awarded under these plans deductible under Section 162(m) as “qualified performance-based compensation.”

While we believe preserving tax deductibility is an important objective, there can be no assurance that compensation arrangements will ultimately be tax deductible and the Compensation Committee reserves the flexibility to approve compensation arrangements that are not fully tax deductible, taking into account the primary objective of the specific program and the best interests of Frontier and our stockholders.

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Compensation Committee Report

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

Submitted by:

Virginia P. Ruesterholz, Chair

Peter C.B. Bynoe

Larraine D. Segil

Myron A. Wick, III

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Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our CEO, CFO, the three other most highly compensated executive officers at fiscal year-end and our former CEO and Chairman in 2015, 2014 and 2013.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Daniel J. McCarthy President and CEO(5)	2015	$862,500	—	$4,170,022	$1,165,500	$9,105	$6,207,127
	2014	$658,333	$250,000	$2,394,276	$667,575	$9,055	$3,979,239
	2013	$566,667	—	$1,461,247	$574,856	$8,955	$2,611,725
John M. Jureller Executive Vice President and CFO	2015	$568,750	—	$2,605,451	$548,550	$9,105	$3,731,856
	2014	$531,250	$200,000	$1,714,896	$506,863	$8,855	$2,961,864
	2013	$492,424	—	$772,815	$485,925	$8,829	$1,759,993
Cecilia K. McKenney Executive Vice President and Chief Customer Officer	2015	$445,833	—	$1,755,945	$457,800	$9,105	$2,668,683
	2014	$370,833	$175,000	$1,174,090	$370,875	$8,855	$2,099,653
	2013	$345,834	—	$730,624	$349,913	$8,855	$1,435,226
Kathleen Q. Abernathy Executive Vice President, External Affairs(6)	2015	$397,247	—	$1,089,142	$403,200	$9,000	$1,898,589
Mark D. Nielsen Executive Vice President, General Counsel and Secretary(6)	2015	$387,500	—	$589,728	$396,000	$6,251	$1,379,479
Mary Agnes Wilderotter Former Executive Chairman and Former Chairman and CEO(5)	2015	$1,031,438	—	$9,311,654	$2,351,680	$1,984	$12,696,756
	2014	$1,110,417	$500,000	$5,874,031	$1,672,646	$1,813	$9,158,907
	2013	$1,020,833	—	$4,001,911	$1,537,116	$44,972	$6,604,832

(1)	Amounts in this column represent special one-time bonuses granted in February 2015 in connection with the closing of the AT&T Acquisition in October 2014, discussed in last year’s proxy statement.

(2)	The stock awards referred to in this column consist of grants of restricted stock and grants of performance shares under the 2013 Equity Incentive Plan. The amounts shown in this column represent the grant date fair value, pursuant to Financial Accounting Standards Board ASC Topic 718, of the stock awards granted in the applicable year or, with respect to multi-year performance share awards where performance conditions are set at the beginning of each year, the fair value of the shares subject to the performance conditions for the applicable year. In the latter case, accounting standards provide that each annual establishment of performance conditions during a multi-year vesting period constitutes a separate “grant date.” As a result, the grant date fair value of the performance share awards granted in 2015 is calculated using only the first tranche of the grant for the 2015-2017 Measurement Period; the second and third tranches of the 2015-2017 Measurement Period are not included because the performance conditions for those tranches had not been set in 2015. With respect to the grant for the 2014-2016 Measurement Period, the grant date fair value is calculated using the second tranche, as the grant date fair value for the first tranche was reported last year and the performance conditions for the third tranche were not set in 2015. With respect to the grant for the 2013-2015 Measurement Period, the grant date fair value is calculated using the third tranche, as the grant date fair values for the first two tranches were reported in prior years. Further, in calculating the grant date fair value of such performance shares in the table, the target number of shares was used. Frontier uses Monte Carlo simulations to value performance share awards. The value of such performance shares assuming that the highest level of operating cash flow and TSR performance will be achieved (using the methodology described above) would be as follows: McCarthy: $2,419,838; Jureller: $1,664,667; McKenney: $1,038,223; Abernathy: $680,740; Nielsen: $316,000; and Wilderotter: $3,514,265. For a discussion of valuation assumptions, see Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. For additional details regarding the stock awards, see the Grants of Plan-Based Awards table below and the accompanying narrative.

(3)	The amounts shown in this column represent cash awards made under the Frontier Bonus Plan. Awards for each year are generally paid in March of the following year.

(4)	The All Other Compensation column includes premiums for life insurance coverage paid for by Frontier and a 401(k) match. The SEC requires us to identify and quantify any individual item of compensation exceeding $10,000, except with respect to perquisites and other personal benefits, disclosure of which may be omitted for an NEO if they aggregate less than $10,000 in the fiscal year. Accordingly, no perquisites or other personal benefits are included in this column for 2015.

(5)	On April 1, 2015, Mrs. Wilderotter stepped down as Chairman and CEO and Mr. McCarthy assumed the role of President and CEO. All references to “CEO” in the compensation tables and accompanying narrative refer to Mr. McCarthy.

(6)	Information for Ms. Abernathy is not provided for 2013 and 2014 because she was not an NEO for those years. Information for Mr. Nielsen is not provided for 2013 and 2014 because he joined Frontier in March 2014 and was not an NEO for 2014.

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Grants of Plan-Based Awards

The following table sets forth certain information with respect to awards granted to each of our NEOs during the 2015 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(1)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Daniel J. McCarthy
Cash bonus award	2/25/15	$809,375	$1,156,250	$1,803,750
Performance share award (2015-2017)	2/25/15				29,825	56,809	92,315		$516,260
Performance share award (2014-2016)	2/25/15				27,896	53,135	86,344		$539,097
Performance share award (2013-2015)	2/25/15				21,368	40,700	66,138		$433,775
Restricted stock award	2/25/15							337,219	$2,680,891
John M. Jureller
Cash bonus award	2/25/15	$402,500	$575,000	$897,000
Performance share award (2015-2017)	2/25/15				16,491	31,412	51,045		$285,461
Performance share award (2014-2016)	2/25/15				18,597	35,423	57,563		$359,398
Performance share award (2013-2015)	2/25/15				18,697	35,613	57,871		$379,552
Restricted stock award	2/25/15							198,873	$1,581,040
Cecilia K. McKenney
Cash bonus award	2/25/15	$332,500	$475,000	$741,000
Performance share award (2015-2017)	2/25/15				11,404	21,721	35,297		$197,393
Performance share award (2014-2016)	2/25/15				11,623	22,140	35,977		$224,624
Performance share award (2013-2015)	2/25/15				10,684	20,350	33,069		$216,889
Restricted stock award	2/25/15							140,508	$1,117,039
Kathleen Q. Abernathy
Cash bonus award	2/25/15	$280,000	$400,000	$624,000
Performance share award (2015-2017)	2/25/15				7,018	13,367	21,721		$121,475
Performance share award (2014-2016)	2/25/15				6,974	13,284	21,587		$134,777
Performance share award (2013-2015)	2/25/15				8,013	15,263	24,802		$162,666
Restricted stock award	2/25/15							84,305	$670,225
Mark D. Nielsen
Cash bonus award	2/25/15	$280,000	$400,000	$624,000
Performance share award (2015-2017)	2/25/15				5,614	10,694	17,377		$97,180
Performance share award (2014-2016)	2/25/15				5,034	9,588	15,581		$97,281
Restricted stock award	2/25/15							49,719	$395,266
Mary Agnes Wilderotter
Cash bonus award	2/25/15	$1,400,000	$2,000,000	$3,120,000
Performance share award (2015-2017)	2/25/15				—	—	—		—
Performance share award (2014-2016)	2/25/15				55,792	106,270	172,689		$1,078,193
Performance share award (2013-2015)	2/25/15				53,419	101,750	165,344		$1,084,432
Restricted stock units	2/25/15							899,249	$7,149,030

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(1)	See footnote (2) to the Summary Compensation Table for a description of the methods used to determine the grant date fair value of stock awards.

Cash awards under the Frontier Bonus Plan for fiscal 2015 performance shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns were paid in March 2016 based on performance metrics set for 2015 and achievement of individual goals, as described above under “Compensation Discussion and Analysis—2015 Total Direct Compensation for NEOs—Cash Compensation—Annual Bonus.” Target awards under the Frontier Bonus Plan are set as a percentage of base salary. Targets awards were set at 100% of 2015 base salary for each of the NEOs, other than Mr. McCarthy, whose target award was set at 125% of 2015 base salary, and Mrs. Wilderotter, whose target award was set at 200% of 2015 base salary. Payouts can be 0% of target for below-threshold performance, up to 70% of target for threshold performance, and up to 156% of target for outstanding performance. The actual amounts of these awards for 2015 for the NEOs are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

The awards shown under the Estimated Future Payouts Under Equity Incentive Plan Awards columns are performance shares deemed to have been granted in 2015 in accordance with Financial Accounting Standards Board ASC Topic 718 (i.e., the first tranche of the 2015-2017 Measurement Period, the second tranche of the 2014-2016 Measurement Period and the third tranche of the 2013-2015 Measurement Period). See footnote (2) to the Summary Compensation Table. The amounts shown represent the range of shares that may be issued at the end of the applicable Measurement Period for such grants assuming achievement of threshold, target or maximum performance. If our operating cash flow performance is, on average, below threshold for the three-year Measurement Period, no shares will be issued at the end of the period. Dividends on performance shares will be accrued and paid out at the end of the three-year Measurement Period only with respect to shares that are earned and issued. See the discussion of performance share awards under “Compensation Discussion and Analysis—2015 Total Direct Compensation for NEOs—Equity Compensation—Performance Share Awards.”

Except as noted below, the stock awards shown under the All Other Stock Awards column in the above table are grants of restricted stock. The grants represent annual restricted stock awards and vest in three equal annual installments commencing one year after the date of approval by the Compensation Committee, February 25, 2015. All such grants of restricted stock were made under our 2013 Equity Incentive Plan based on 2014 performance. Each of the NEOs is entitled to receive dividends on shares of restricted stock at the same rate and at the same time we pay dividends on shares of our common stock. The annual common stock dividend rate for 2015 was $0.42 per share, paid quarterly. No above-market or preferential dividends were paid with respect to any restricted shares. See the discussion of restricted stock awards under “Compensation Discussion and Analysis—2015 Total Direct Compensation for NEOs—Equity Compensation—Restricted Stock Awards.” For Mrs. Wilderotter, the 899,249 restricted stock units were granted in accordance with her employment agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by each of the NEOs at year-end.

	Stock Awards
Name	Number of Shares of Stock or Units That Have Not Vested(1) (#)	Market Value of Shares Stock or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Daniel J. McCarthy	741,473	$3,462,679	329,832	$1,540,315
John M. Jureller	439,123	$2,050,704	200,506	$936,363
Cecilia K. McKenney	346,505	$1,618,178	131,582	$614,488
Kathleen Q. Abernathy	244,698	$1,142,740	79,953	$373,381
Mark D. Nielsen	69,719	$325,588	60,846	$284,151
Mary Agnes Wilderotter	1,981,224	$9,252,316	318,810	$1,488,843

(1)	The amounts shown in this column represent shares of restricted stock held by the named executive officers as of December 31, 2015. The shares of restricted stock vest as follows:

•

Mr. McCarthy: 64,502 restricted shares vest on February 15, 2016; 92,674 restricted shares vest on February 27, 2016; 247,078 restricted shares vest in two equal annual installments commencing February 18, 2016; and 337,219 restricted shares vest in three equal annual installments commencing February 25, 2016.

•

Mr. Jureller: 50,000 restricted shares vest on January 7, 2016; 190,250 vest in two equal annual installments commencing February 18, 2016; and 198,873 restricted shares vest in three equal annual installments commencing February 25, 2016.

•

Ms. McKenney: 36,121 restricted shares vest on February 15, 2016; 46,337 restricted shares vest on February 27, 2016; 123,539 restricted shares vest in two equal annual installments commencing February 18, 2016; and 140,508 restricted shares vest in three equal annual installments commencing February 25, 2016.

•

Ms. Abernathy: 36,121 restricted shares vest on February 15, 2016; 42,736 restricted shares vest on February 27, 2016; 81,536 restricted shares vest in two equal annual installments commencing February 18, 2016; and 84,305 restricted shares vest in three equal annual installments commencing February 25, 2016.

•	Mr. Nielsen: 20,000 restricted shares vest in two equal annual installments commencing March 4, 2016; and 49,719 restricted shares vest in three equal annual installments commencing February 25, 2016.

•

Mrs. Wilderotter: 206,406 restricted shares vest on February 15, 2016; 257,875 restricted shares vest on February 27, 2016; 617,694 restricted shares vest in two equal annual installments commencing February 18, 2016; and 899,249 restricted stock units vest in three equal annual installments commencing February 25, 2016.

(2)	The market value of shares of common stock reflected in the table is based upon the closing price of the common stock on December 31, 2015, which was $4.67 per share.

(3)	The amounts shown in this column represent the number of performance shares that may be earned by the NEOs, as follows, in each case assuming achievement of target performance, in accordance with SEC regulations. Assuming they are earned, the performance shares would be paid out as follows:

•	Mr. McCarthy: 159,405 shares on December 31, 2016 and 170,427 shares on December 31, 2017.

•	Mr. Jureller: 106,270 shares on December 31, 2016 and 94,236 shares on December 31, 2017.

•	Ms. McKenney: 66,419 shares on December 31, 2016 and 65,163 shares on December 31, 2017.

•	Ms. Abernathy: 39,852 shares on December 31, 2016 and 40,101 shares on December 31, 2017.

•	Mr. Nielsen: 28,765 shares on December 31, 2016 and 32,081 shares on December 31, 2017.

•	Mrs. Wilderotter: 318,810 shares on December 31, 2016.

Frontier Communications Corporation	47	2016 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table sets forth information regarding the shares of restricted stock and performance shares that vested for each of the NEOs in 2015. No NEO acquired any shares upon the exercise of stock options in 2015. The value of restricted stock realized upon vesting is based on the closing price of the shares on the applicable vesting dates and the value of performance shares earned is based on the closing price of the shares on December 31, 2015, the last day of the three-year Measurement Period.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel J. McCarthy	427,862	$3,081,786
John M. Jureller	249,613	$1,590,581
Cecilia K. McKenney	222,846	$1,615,800
Kathleen Q. Abernathy	185,688	$1,303,965
Mark D. Nielsen	10,000	$77,700
Mary Agnes Wilderotter	1,191,422	$8,716,418

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel J. McCarthy	Frontier Pension Plan	10	$165,390	—
John M. Jureller	—	—	—	—
Cecilia K. McKenney	—	—	—	—
Kathleen Q. Abernathy	—	—	—	—
Mark D. Nielsen	—	—	—	—
Mary Agnes Wilderotter	—	—	—	—

We have a noncontributory, qualified retirement plan, the Frontier Pension Plan, covering certain of our employees. The plan provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan was amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers), and is referred to as “frozen.” Mr. McCarthy is the only NEO with vested benefits under the plan. The estimated annual pension benefits (assumed to be paid in the normal form of an annuity) for Mr. McCarthy is $22,641. This amount is calculated under the plan based on his 10 years of service credit at the time the plan was frozen and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits are not subject to reduction for Social Security payments or other offset amounts. For a discussion of valuation assumptions, see Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Employment Arrangements; Potential Payments upon Termination or Change-in-Control

Employment Agreements and Arrangements

Frontier is party to an employment agreement with each of the NEOs, and each agreement has been publicly filed with the SEC. In accordance with best practices, the agreements do not provide for a set term of employment.

Each NEO receives a base salary and is entitled to participate in the Frontier Bonus Plan and the 2013 Equity Incentive Plan. In addition, each NEO, other than Mrs. Wilderotter, is entitled to severance benefits under the Severance Plan.

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EXECUTIVE COMPENSATION

The employment agreement for Mrs. Wilderotter is discussed separately below.

Potential Payments upon Termination of Employment or Change-in-Control as of 12/31/2015

Under the terms of the Severance Plan, if the CEO’s employment is terminated without “cause” or by the CEO with “good reason” (each as defined in the Severance Plan), we would be required to pay the CEO an amount equal to the non-change in control severance factor applicable to the CEO (as set forth below) multiplied by the sum of his or her base salary and target bonus. In addition, all of the CEO’s restricted stock would vest, and all performance share awards granted to the CEO or any other performance incentive plan pursuant to a performance-based vesting schedule would be vested with respect to any service requirement, but the number of shares earned would be based on actual performance against the pre-established goals. In addition, in such circumstances, the CEO would be entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided health coverage in effect for the CEO.

With respect to other covered members of the Senior Leadership Team, which includes our NEOs other than our CEO, if the executive’s employment is terminated without “cause” or by the NEO with “good reason,” we would be required to pay the executive an amount equal to the non-change in control severance factor applicable to the executive (as set forth below) multiplied by his or her base salary. The executive would also be entitled to purchase from Frontier three months COBRA coverage at the active employee rate.

If the CEO’s employment is terminated due to his or her death or in connection with a disability, the CEO or his or her estate would be entitled to payment of six months’ base salary (paid in installments as salary continuation pursuant to our standard payroll practices) and a prorated portion of his or her target bonus for the year of termination (paid in lump sum). In addition, all restricted stock would vest, and performance shares would vest pro-rata, based on time served through the date of termination at the target level of shares granted. The CEO, or his or her spouse, in the event of the CEO’s death, would also be entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided coverage in effect for the CEO.

In the event the CEO’s employment is terminated without “cause” or by the CEO with “good reason” in connection with a “change in control” (as defined in the Severance Plan), the CEO would be entitled to the amounts he or she would receive in connection with a termination by us without cause or by him or her with good reason in a non-change in control context, except that (a) the change in control severance factor would apply as set forth below and (b) the number of earned performance shares would be based on actual performance as of the date of the change in control (if determinable), otherwise based on target performance, and these earned shares would vest at the time of the qualifying termination. In addition, if the successor following a change in control declines to assume the CEO’s performance shares, the earned performance shares would vest upon the change in control, regardless of whether or not employment was terminated.

In the event another covered member of the Senior Leadership Team’s employment is terminated without “cause” or by the executive with “good reason” in connection with a change in control, the executive would be entitled to the amounts he or she would receive in connection with a termination by us without cause in a non-change in control context, except that (a) the change in control severance factor would apply as set forth below and the executive’s target bonus would be included in the severance pay calculation, (b) the executive’s restricted stock would vest in full and (c) performance shares would be earned based on actual performance as of the date of the change in control (if determinable), otherwise based on target performance, and these earned shares would vest at the time of the qualifying termination. In addition, if the successor following a change in control declines to assume the executive’s performance shares, the earned performance shares would vest upon the change in control, regardless of whether or not employment was terminated.

To the extent an executive would be subject to any excise taxes under Section 280G of the Internal Revenue Code, the amounts he or she would be entitled to receive would be “capped” to avoid any excise tax unless the total payments to be received by him or her without regard to a cap would result in a higher after-tax benefit. The executive would be responsible for paying any required excise tax.

Frontier Communications Corporation	49	2016 Proxy Statement

EXECUTIVE COMPENSATION

The severance factors are as follows:

Executive Level	Maximum Severance Factor in Non- Change in Control Situations	Severance Factor in Change in Control Situations
Chief Executive Officer	2.25	3.00
Chief Financial Officer and Chief Operating Officer	1.25	2.00
Other members of the Senior Leadership Team	1.00	1.50

The following tables set forth certain potential payments that would have been made to each NEO had his or her employment been terminated as of December 31, 2015 under various scenarios, including a change in control. The table for Mr. McCarthy does not include his pension benefit, which is set forth under “Pension Benefits.”

Each NEO is required to enter into a separate agreement in which the NEO releases claims against Frontier in order to receive payments under the Severance Plan.

Because payments to be made to an NEO depend on several factors, actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of separation from Frontier.

Payment Type	D. McCarthy	J. Jureller	C. McKenney	K. Abernathy	M. Nielsen
Termination w/out Cause or Resignation for Good Reason (no CIC)
Base Salary(1)	$2,081,250	$718,750	$475,000	$400,000	$400,000
Bonus(1)	$2,601,563	—	—	—	—
Value of Accelerated Restricted Stock(2)	$3,462,679	—	—	—	—
Value of Accelerated Performance Shares(3)	$1,540,315	—	—	—	—
Other Benefits(4)	$31,103	$3,044	$3,044	—	—
Total	$9,716,910	$721,794	$478,044	$400,000	$400,000
Death or Disability
Base Salary	$462,500	—	—	—	—
Bonus	$1,156,250	—	—	—	—
Value of Accelerated Restricted Stock(2)	$3,462,679	—	—	—	—
Value of Accelerated Performance Shares(3)	$1,540,315	—	—	—	—
Other Benefits(4)	$31,103	—	—	—	—
Total	$6,652,847	—	—	—	—
Termination w/out Cause or Resignation for Good Reason (in connection with CIC)
Base Salary(5)	$2,775,000	$1,150,000	$712,500	$600,000	$600,000
Bonus(5)	$3,468,750	$1,150,000	$712,500	$600,000	$600,000
Value of Accelerated Restricted Stock(2)	$3,462,679	$2,050,704	$1,618,178	$1,142,740	$325,588
Value of Accelerated Performance Shares(3)(6)	$761,579	$477,548	$308,222	$186,496	$139,494
Other Benefits(4)	$31,103	$3,044	$3,044	—	—
Total	$10,449,111	$4,831,296	$3,354,444	$2,529,236	$1,665,082

(1)	For Mr. McCarthy, the amount shown is equal to 2.25 times his 2015 base salary and bonus opportunity. The portion of this amount related to the bonus opportunity shall be paid in lump sum at the time bonus payments are made to other executives under the Frontier Bonus Plan. The remaining portion is payable to Mr. McCarthy in installments as salary continuation pursuant to our standard payroll practices. For Mr. Jureller, the amount shown is equal to 1.25 times his 2015 base salary. For Ms. McKenney, Ms. Abernathy and Mr. Nielsen, the amount shown is equal to 1.00 times his or her 2015 base salary. Amounts payable to each NEO (other than Mr. McCarthy) are payable in installments as salary continuation pursuant to our standard payroll practices.

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EXECUTIVE COMPENSATION

(2)	For Mr. McCarthy, all restricted stock vests upon termination without cause or by him with good reason, whether the termination was in connection with a change in control or not, and upon death or disability. For each other NEO, all restricted stock vests upon termination without cause or by such NEO with good reason in connection with a change in control. Amounts shown represent the value of restricted stock held by each NEO on December 31, 2015 based on the closing price of $4.67 per share of our common stock on December 31, 2015.

(3)	Dollar value of the 329,832 performance shares held by Mr. McCarthy on December 31, 2015 based on the closing price of $4.67 per share of our common stock on December 31, 2015. The number of performance shares used for this purpose is equal to the target level of shares granted. Does not include the value of performance shares earned on December 31, 2015 upon completion of the 2013-2015 Measurement Period.

(4)	Under the Severance Plan, Mr. McCarthy is entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided health coverage in effect for the CEO. This amount will be paid in lump sum within 60 days following termination. All other NEOs are entitled to purchase from Frontier up to three months COBRA coverage at the active employee rate.

(5)	Amounts shown are payable in lump sum upon termination of the NEO without cause or by the NEO with good reason in connection with a change of control pursuant to the Severance Plan. For Mr. McCarthy, the amount is equal to 3.00 times his 2015 base salary and bonus opportunity. For Mr. Jureller, the amount is equal to 2.00 times his 2015 base salary and bonus opportunity. For Ms. McKenney, Ms. Abernathy and Mr. Nielsen, the amount is equal to 1.50 times his or her 2015 base salary and bonus opportunity.

(6)	Amounts shown represent the dollar value of performance shares earned by each NEO as of December 31, 2015 based on the closing price of $4.67 per share of common stock on December 31, 2015. The number of earned performance shares used for this purpose is based upon the target level of shares granted. Does not include the value of performance shares earned on December 31, 2015 upon completion of the 2013-2015 Measurement Period.

Mary Agnes Wilderotter

On March 31, 2015, Mrs. Wilderotter stepped down as Chairman and Chief Executive Officer and became our Executive Chairman. Effective March 31, 2016, Mrs. Wilderotter resigned as a director and Executive Chairman. In connection with her departure from Frontier, Mrs. Wilderotter is entitled to receive benefits described below in accordance with the employment agreement dated as of November 1, 2004, among Frontier and Mary Agnes Wilderotter, as amended in December 2008 in connection with Section 409A of the Internal Revenue Code (Section 409A), amended and restated in March 2010, amended and restated in March 2013 and amended in February 2015 (the 2015 Amendment and, collectively, the Wilderotter Employment Agreement).

In connection with her March 31, 2016 departure, the 2015 Amendment to Mrs. Wilderotter’s Employment Agreement provides that her outstanding restricted stock awards will vest as though her service continued for an additional 12 months beyond the termination date. In addition, her restricted stock units will vest in accordance with their terms and her performance shares will vest at the conclusion of the performance period based on actual performance, subject to compliance with the non-competition, non-solicitation and non-disparagement terms of the Wilderotter Employment Agreement. Mrs. Wilderotter is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation and to elect and pay the cost for continued medical, dental and other health benefits and extended life insurance for 36 months after the termination date (or if earlier, the date on which Mrs. Wilderotter becomes eligible to receive comparable benefits from any subsequent employer), for which we would provide a lump sum to her to offset the cost of these benefits. In addition, Mrs. Wilderotter is entitled to receive support from an administrative assistant for three years beyond the termination date.

The value of Mrs. Wilderotter’s severance benefits upon non-renewal of her employment agreement and termination of employment on April 1, 2016 will have been as follows:

Base Salary	Bonus	Value of Accelerated Restricted Stock(1)	Value of Accelerated Performance Shares(2)	Benefits(3)	Total
—	—	$4,992,533	$1,124,337	$314,427	$6,431,296

(1)	Amount represents the dollar value of 308,847 shares of restricted stock and 634,921 restricted stock units that will vest after termination in accordance with and subject to the terms described above. As of the date of this filing, the price of our common stock on April 1, 2016 is unknown, and therefore the amount shown is based on the closing sales price of $5.29 per share of our common stock on March 17, 2016.

(2)	Amount represents the dollar value of 212,540 performance shares that will vest at the conclusion of the performance period in accordance with and subject to the terms described above. As of the date of this filing, the price of our common stock on April 1, 2016 is unknown, and therefore the amount shown is based on the closing sales price of $5.29 per share of our common stock on March 17, 2016. The number of performance shares assumes payout equal to the target level of shares granted.

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EXECUTIVE COMPENSATION

(3)	Value of continued medical, dental, vision and life insurance benefits for Mrs. Wilderotter and her spouse, as applicable, and administrative assistant support, under the terms of her employment agreement as described above.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Ruesterholz, as Chair, and Mr. Bynoe, Ms. Segil and Mr. Wick. None of our executive officers served as: (i) a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Compensation Policy Risk Analysis

Management annually reviews our compensation policies and practices applicable to all of our employees, including the NEOs, for the purpose of evaluating the risks to Frontier arising from such policies and practices. Each component of our compensation program is evaluated for any risks to Frontier associated with such compensation. Included in these evaluations is an analysis of the likelihood that such compensation components would influence behaviors or decision-making and impact our risk profile. For 2015, risk controls, both entity-level and compensation-related, were identified and evaluated. These controls included:

•	Corporate governance and Enterprise Risk Management policies;

•

Oversight of our compensation practices and policies by the Compensation Committee, including the ability to reduce incentive payouts based on factors such as quality of earnings and individual performance;

•

Frontier’s compensation program design, including the mix of cash and equity compensation, short- and long-term incentive compensation, “fixed” and “variable” compensation and company-wide and individual goals and targets, the use of multiple performance metrics based on the Company Performance Goals, which include financial and other quantitative and qualitative measurements, the use of modest multipliers, and maximum payout limits (in terms of dollars and percentages of base salary);

•

Performance goals that are set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies; and

•

Meaningful risk mitigators, including substantial stock ownership guidelines, claw-back provisions, anti-hedging/pledging policies, independent Compensation Committee oversight and engagement of an independent consultant that does no other work for Frontier or management.

In February 2016, management reviewed its findings with the Compensation Committee at a meeting at which the Compensation Committee and management engaged in an in-depth discussion of the findings. Based on its review of management’s risk assessment of Frontier’s compensation policies, practices and controls and the Compensation Committee’s evaluation of management’s assessment, the Compensation Committee determined that such policies and practices are not reasonably likely to have a material adverse effect on Frontier.

Frontier Communications Corporation	52	2016 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Frontier and its Board are committed to excellence in governance and recognize the interests that our stockholders have expressed in our executive compensation program. As part of our commitment, in 2009, the Board voluntarily adopted a Corporate Governance Guideline, commonly known as “Say-on-Pay,” to annually provide stockholders with the opportunity to endorse or not endorse compensation paid to the NEOs through consideration of the following non-binding advisory resolution:

“Resolved, that the compensation paid to Frontier’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

We believe that our executive compensation philosophy and programs reinforce our pay for performance culture and are strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which oversees and approves the compensation philosophy and programs, engages in an extensive process to align executive pay, both short- and long-term, with Frontier’s performance and the interests of our stockholders. The Compensation Discussion and Analysis section of this Proxy Statement provides a comprehensive review of our executive compensation philosophy and programs and the rationale for executive compensation decisions, and the accompanying tables and narrative provide details on the compensation paid to our NEOs. We urge you to read this disclosure prior to voting on this proposal.

Our existing Say-on-Pay policy is consistent with Section 14A of the Securities Exchange Act of 1934 adopted in July 2010 as part of Title IX of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders who wish to communicate with our Board or any specific director, including the Chairman, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, on executive compensation or any other matter of stockholder concern, can do so by writing to such director or group of directors at: Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851. Any communication will be forwarded to the director or directors to whom it is addressed.

In accordance with the wishes of our stockholders and best practices, we will provide a say on pay vote annually and the next Say-on-Pay proposal will be included in our 2017 proxy statement.

The Board unanimously recommends that you vote FOR this proposal.

Frontier Communications Corporation	53	2016 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2015 regarding compensation plans (including individual compensation arrangements, but not including qualified employee benefit plans and plans available to stockholders on a pro rata basis) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	4,052,529	$5.10	12,474,555
Equity compensation plans not approved by security holders
Total	4,052,529	$5.10	12,474,555

(1)	Columns (a) and (c) reflect the number of performance shares that may be issued at the end of the 2013-2015, 2014-2016 and 2015-2017 Measurement Periods assuming achievement of target performance. The weighted-average exercise price shown in column (b) does not take these performance shares into account.

Frontier Communications Corporation	54	2016 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee consists of four independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016, which is being presented to stockholders at the meeting for ratification.

Submitted by:

Edward Fraioli, Chair

Leroy T. Barnes, Jr.

Diana S. Ferguson

Howard L. Schrott

Frontier Communications Corporation	55	2016 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

In accordance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Audit Committee Charter, the pre-approval of the Audit Committee is required for all audit and permissible non-audit services that will be provided by KPMG LLP, our independent registered public accounting firm. Frontier paid no fees to KPMG in 2015 in connection with engagements that were not pre-approved by the Audit Committee.

The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2015	2014
Audit Fees	$4,610,000	$4,480,000
Audit-Related Fees	570,000	240,000
Tax Fees	76,764	77,271
All Other Fees	589,933	181,682
Total	$5,846,697	$4,978,953

Audit Fees

Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, the audit of our captive insurance company and audit services provided in connection with other subsidiary audit reports. These fees were approved by the Audit Committee.

Audit-Related Fees

Audit-related fees for 2015 and 2014 relate to professional services rendered in connection with Frontier’s equity and debt offerings.

Tax Fees

Tax fees for 2015 and 2014 relate to professional services rendered in connection with the preparation of transactional tax filings.

All Other Fees

For 2015, fees are for professional services rendered in connection with the California, Texas and Florida Acquisition.

For 2014, fees are for professional services rendered in connection with certain compliance audits.

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PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2016 is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that this change would be in our and our stockholders’ best interests.

The Board recommends that the stockholders ratify the selection of KPMG LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2016. KPMG has served as our independent registered public accounting firm since 1936 and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2016.

A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

The Board unanimously recommends that you vote FOR this proposal.

Frontier Communications Corporation	57	2016 Proxy Statement

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2015 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2015 Annual Report from:

Frontier Communications Corporation

Attn: Investor Relations Department

401 Merritt 7

Norwalk, Connecticut 06851

Telephone: (866) 491-5249

e-mail: ir@ftr.com

Frontier Communications Corporation	58	2016 Proxy Statement

PROPOSALS BY STOCKHOLDERS

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2017 annual stockholders meeting must be received by us no later than December 1, 2016. Such proposals also must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary

Frontier Communications Corporation

401 Merritt 7

Norwalk, Connecticut 06851

Fax: (203) 614-4651

For a stockholder proposal that is not intended to be included in our 2017 proxy statement under Rule 14a-8, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on January 11, 2017; and

•	On or before the close of business on February 10, 2017.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials.

If the date of the stockholder meeting is moved more than 30 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received not less than a reasonable time, as determined by our Board, prior to the printing and mailing of proxy materials for the applicable annual meeting.

Frontier Communications Corporation	59	2016 Proxy Statement

ANNEX A

Annex A

Non-GAAP Financial Measures and GAAP Reconciliations

Non-GAAP Financial Information

Frontier uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP Adjusted EBITDA and operating cash flow. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the table that follows. The non-GAAP financial measures are by definition not measures of financial performance under GAAP, and are not alternatives to operating income as reflected in the statement of operations, and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by Frontier may not be comparable to similarly titled measures of other companies.

We believe that the presentation of these non-GAAP financial measures provides useful information regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of our core operations and ability to generate cash flow and (ii) provide the financial analytical framework upon which management bases financial, operational, compensation and planning decisions. In addition, we believe that non-GAAP Adjusted EBITDA and operating cash flow, as we define them, can assist in comparing performance from period to period, without taking into account factors affecting operating income as reflected in the statement of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.

These non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flow available for discretionary expenditures, as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this Proxy Statement should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

60

ANNEX A

GAAP Reconciliations

($ in millions)	For the year ended December 31, 2015
Operating Income to Operating Cash Flow
Revenue	$5,576
Less: Total operating expenses	4,831
Operating income	745
Depreciation and amortization	1,320
EBITDA	2,065
Add back:
Acquisition and integration costs	236
Pension/OPEB costs	10
Severance costs	2
Adjusted EBITDA(1)	2,313
Less: Capital expenditures—Business Operations	710
Operating cash flow(2)	$1,603

(1)	Defined as earnings before interest, taxes, depreciation and amortization, excluding severance costs, acquisition and integration costs and non-cash pension/OPEB costs.

(2)	Defined as Adjusted EBITDA less capital expenditures for business operations.

61

401 Merritt 7

Norwalk, Connecticut 06851

2016 Annual Meeting of Stockholders

10:00 a.m., Eastern Time, May 11, 2016

Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut

ADVANCE REGISTRATION

Attendance at the meeting is limited to our stockholders, or their authorized representatives, and our guests. If you plan to attend or send a representative to the meeting, please notify us by marking the Advance Registration box on your proxy.

You may view this Proxy Statement and our Annual Report at the following Internet website: www.proxyvote.com. An advance registration form may be submitted (for registered stockholders only) by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.

FRONTIER COMMUNICATIONS CORPORATION 401 MERRITT 7 NORWALK, CT 06851

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Saving Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Saving Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02409-P75762-Z67396	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FRONTIER COMMUNICATIONS CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors		☐	☐	☐
Nominees:
	01) Leroy T. Barnes, Jr.	07) Virginia P. Ruesterholz
	02) Peter C.B. Bynoe	08) Howard L. Schrott
	03) Diana S. Ferguson	09) Larraine D. Segil
	04) Edward Fraioli	10) Mark Shapiro
	05) Daniel J. McCarthy	11) Myron A. Wick, III
06) Pamela D.A. Reeve

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To consider and vote upon an advisory proposal on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Information about Delivery of Stockholder Material

“Householding”

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Frontier’s investor relations department by phone at 1-866-491-5249; by mail at Frontier Communication Corporation, Attn: Investor Relations Department, 401 Merritt 7, Norwalk, CT 06851; or by email at ir@ftr.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Saving Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

E02410-P75762-Z67396

FRONTIER COMMUNICATIONS CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Leroy T. Barnes, Jr., Howard L. Schrott and Myron A. Wick, III or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Corporation (the “Company”) to be held on Wednesday, May 11, 2016, at 10:00 a.m. Eastern Daylight Saving Time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

If the undersigned holds shares of Frontier common stock under the Frontier 401(K) Savings Plan and/or the Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates, this proxy represents the number of shares allocable to the undersigned under the Plan as well as other shares registered in the undersigned’s name. The undersigned hereby authorizes and directs Fidelity Investments, as the Trustee under the Plan, to vote all shares of stock allocated to the undersigned under the provisions of the Plan and appoints Leroy T. Barnes, Jr., Howard L. Schrott and Myron A. Wick, III or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 11, 2016 at 10:00 a.m. Eastern Daylight Saving Time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed, and, in their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in FAVOR of the election of all directors and the adoption of Proposal 2 and Proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side